Exhibit 10.2


                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        CAMBRIDGE MEDICAL PROPERTIES, LLC


     THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") is made and entered into as of November 21, 1997, by and among Health Care Property Investors, Inc., a Maryland corporation (the "Managing Member"), and the Persons whose names are set forth on Exhibit A as attached hereto (the "Non-Managing Members" and together with the Managing Member, the "Members"), for the purpose of forming Cambridge Medical Properties, LLC, a Delaware limited liability company (the "Company").

     WHEREAS, the Managing Member, the Company, and Cambridge Medical Center of San Diego, LLC, a California limited liability company (the "Transferor"), have entered into that certain Contribution Agreement dated as of the date hereof (the "Contribution Agreement"), providing for the contribution of certain assets to, and the acquisition of certain interests in, the Company;

     WHEREAS, it is a condition to the closing of the transactions contemplated by the Contribution Agreement that the parties hereto enter this Agreement;

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                  DEFINED TERMS

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

     "Act" means the Delaware Limited Liability Company Act, as it may be amended from time to time, and any successor to such statute.

     "Actions" has the meaning set forth in Section 7.7 hereof.

     "Additional Funds" has the meaning set forth in Section 4.3.A hereof.

     "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

     (a) decrease such deficit by any amounts that such Member is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Member's Membership Interest or is deemed to be obligated to restore pursuant to Regulation Section 1.704-1(b) (2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

     (b) increase such deficit by the items described in Regulations Section 1.704-1(b) (2)(ii)(d)(4), (5) and (6).

     The foregoing definition of "Adjusted Capital Account Deficit" is intended to comply with the provisions of Regulations Section 1.704-1(b) (2)(ii)(d) and shall be interpreted consistently therewith.

     "Adjustment Factor" means 1.0; provided, however, that in the event that: the Managing Member (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all Members of its outstanding REIT Shares in REIT Shares, (ii) splits or subdivides its outstanding REIT Shares or (iii) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor in effect immediately prior to such adjustment by a fraction, (1) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (2) the denominator of which shall be the actual number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has not occurred as of such time). Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event.

     "Affiliate" means, with respect to any Person, any Person directly or indirectly Controlling or Controlled by or under common Control with such Person.

     "Agreement" means this Amended and Restated Limited Liability Company Agreement of Cambridge Medical Properties, LLC, as it may be amended, supplemented or restated from time to time.

     "Amortization" means the quarterly amortization of leasing commissions and tenant improvements which are funded subsequent to the Effective Date (except for tenant improvements, if any, included in the Capital Repairs) relating to the Real Properties according to an amortization schedule (i) in the case of leasing commissions, based on the term of the applicable lease(s) and (ii) in the case of tenant improvements, based on the longest useful life acceptable for amortization under generally accepted accounting principles of the applicable portion(s) of the Real Properties.

     "Amortization Shortfall" means the amount (if any) by which (i) all Amortization accruing subsequent to the Effective Date exceeds (ii) the aggregate amount previously distributed to the Managing Member pursuant to
Section 5.1.A(3) hereof.

     "Appraisal" means, with respect to any assets, the written opinion of an independent third party appraiser (who is a member of the American Institute of Real Estate Appraisers, or any successor organization thereto, and has at least five (5) years of experience in the valuation of medical office buildings in the general location of the property being appraised), selected by the Managing Member in good faith. Such opinion may be in the form of an opinion by such independent third party appraiser that the value for such property or asset as set by the Managing Member is fair, from a financial point of view, to the Company.

     "Appraised Value" means, with respect to any asset, including any Contributed Property, the value of such asset as determined by Appraisal.

     "Assignee" means a Person to whom one or more LLC Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Member, and who has the rights set forth in Section 11.5 hereof.

     "Available Cash" means, with respect to any period for which such calculation is being made.

     (a)  the sum, without duplication, of:

          (1) the Company's net income or net loss (as the case may be) for such period determined in accordance with generally accepted accounting principles,

          (2) Depreciation and all other noncash charges to the extent deducted in determining net income or net loss for such period pursuant to the foregoing clause (a)(1),

          (3) the amount of any reduction in reserves of the Company (including, without limitation, reductions resulting because the Managing Member determines such amounts are no longer necessary), and

          (4) all other cash received (including amounts previously accrued as net income and amounts of deferred income but excluding any net amounts borrowed by the Company for such period) that was not included in determining net income or net loss for such period pursuant to the foregoing clause (a)(1);

     (b)  less the sum, without duplication, of:

          (1) all principal debt payments made during such period by the Company,

          (2)  capital expenditures made by the Company during such period,

          (3) all other expenditures and payments not deducted in determining net income or net loss for such period pursuant to the foregoing clause
     (a)(1) (including amounts paid in respect of expenses previously accrued),

          (4) any amount included in determining net income or net loss for such period pursuant to the foregoing clause (a)(1) that was not received by the Company during such period, and

          (5) the amount of any increase in reserves (including, without limitation, working capital reserves) established during such period (subject to the limitations set forth in Sections 7.3.B(9) and 7.3.B(10) hereof) that the Managing Member determines in good faith are necessary or appropriate for the conduct of the business of the Company.

Notwithstanding the foregoing, Available Cash shall not include (i) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Company, (ii) any Capital Contributions, whenever received, (iii) any of the items described in the foregoing clauses
(a) or (b) arising out of or resulting from the taxable disposition of any of the Real Properties or (iv) the proceeds of Refinancing Debt.

     "Bankruptcy Law" means Title II, U.S. Code or any similar federal or state law for the relief of debtors.

     "Beneficial Ownership" means ownership of REIT Shares by a Person who is or would be treated as an owner of such REIT Shares either actually or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(b) of the Code. The terms "Beneficially Own," "Beneficially Owned," "Beneficially Owns" and "Beneficial Owner" shall have the correlative meanings.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to close.

     "Capital Account" means, with respect to any Member, the Capital Account maintained for such Member on the Company's books and records in accordance with the following provisions:

          (a) To each Member's Capital Account, there shall be added such Member's Capital Contributions, such Member's allocable share of Net Income and any items of income or gain specially allocated pursuant to Section 6.3 hereof, and the principal amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member.

          (b) From each Member's Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member's allocable share of Net Loss and any items of loss or deductions specially allocated pursuant to Section 6.3 hereof, and the principal amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company.

          (c) In the event any interest in the Company is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

          (d) In determining the principal amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code
     Section 752(c) and any other applicable provisions of the Code and Regulations.

          (e) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. If the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the Managing Member may make such modification provided that such modification will not have a material effect on the amounts distributable to any Member without such Member's Consent. The Managing Member also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b) (2)(iv)(q) and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or
     Section 1.704-2.

     "Capital Contribution" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Contributed Property that such Member contributes to the Company pursuant to Section 4.1 or Section 4.3 hereof.

     "Capital Repairs" has the meaning set forth in the Contribution Agreement.

     "Cash Amount" means an amount of cash equal to the product of (a) the Value of a REIT Share and (b) the REIT Shares Amount determined as of the applicable Valuation Date.

     "Certificate" means the Certificate of Formation of the Company filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

     "Charter" means the Articles of Incorporation of the Managing Member, as amended, supplemented or restated from time to time.

     "Closing Price" means (i) the closing price of a REIT Share on the principal exchange on which REIT Shares are then trading, if any, or (ii) if REIT Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the REIT Shares are then listed as a National Market Issue under the NASD National Market System) or
(2) the mean between the closing representative bid and asked prices (in all other cases) for a REIT Share are as reported by NASDAQ or such successor quotation system, (iii) if the REIT Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for a REIT Share as reported by a reliable quotation service designated by the Managing Member, or (iv) .if there are no publicly available closing bid and asked prices, the price of a REIT Share determined by the Managing Member acting in good faith on the basis of information which it considers, in its reasonable judgment, to be appropriate.

     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "Company" means the limited liability company formed under the Act and pursuant to this Agreement, and any successor thereto.

     "Company Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(b) (2) for the phrase "partnership minimum gain," and the amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

     "Consent" means the consent to, approval of, or vote on a proposed action by a Member given in accordance with Article 14 hereof.

     "Consent of the Non-Managing Members" means the Consent of a Majority in Interest of the Non-Managing Members, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by a Majority in Interest of the Non-Managing Members, in their reasonable discretion.

     "Constructive Ownership" means ownership of REIT Shares, or any other interest in an entity by a Person who is or would be treated as an owner thereof either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructively Own," "Constructively Owned," "Constructively Owns" and "Constructive Owner" shall have the correlative meanings.

     "Contributed Lease" has the meaning set forth in the Contribution
Agreement.

     "Contributed Properties" means the "Properties" as that term is defined in the Contribution Agreement.

     "Contribution Agreement" means the Contribution Agreement dated as of November 21, 1997 by and between the Managing Member, the Company and the Transferor.

     "Control" means, when used with respect to any Person, the possession directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have correlative meanings.

     "Custodian" means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

     "Debt" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

     "Depreciation" means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that, if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that, if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

     "Effective Date" means the date on which the transactions contemplated by the Contribution Agreement are consummated at which time the contributions set forth on Exhibit A that are to be effective on the Effective Date shall become effective.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excess LLC Units" means any LLC Units held by a Non-Managing Member to the extent that, if such LLC Units were exchanged for the REIT Shares Amount pursuant to Section 8.6 hereof, such Non-Managing Member would Beneficially Own or Constructively Own REIT Shares in excess of the Ownership Limit.

     "Exchange"  has the meaning set forth in Section 8.6.A hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Family Members" means, as to a Person that is an individual, (a) such Person's spouse, (b) such Person's ancestors, (c) such Person's descendants (whether by blood or by adoption), (d) such Person's brothers and sisters, (e) inter vivos or testamentary trusts of which only such Person or his spouse, ancestors, descendants (whether by blood or by adoption), brothers or sisters are beneficiaries and (f) any partnership or limited liability company all of whose partners or members consist of such Person or his spouse, ancestors, descendants (whether by blood or by adoption), brothers or sisters or inter vivos or testamentary trusts of which only such Person or his spouse, ancestors, descendants (whether by blood or by adoption), brothers or sisters are beneficiaries.

     "Fiscal Year" means the fiscal year of the Company, which shall be the calendar year.

     "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

     (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be its fair market value, as agreed to by such Member and the Managing Member, and set forth on Exhibit A with respect to that Member.

          (b) The Gross Asset Values of all Company assets immediately prior to the occurrence of any event described in clause (1), clause (2), clause (3), or clause (4) hereof shall be adjusted to equal their respective gross fair market values, as determined by the Managing Member using such reasonable method of valuation as it may adopt, as of the following times:

          (1) the acquisition of an additional interest in the Company (other than in connection with the execution of this Agreement) by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

          (2) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

          (3)  the liquidation of the Company within the meaning of Regulations
     Section 1.704-1(b) (2)(ii)(g); and

          (4) at such other times as the Managing Member shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

     (c) The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the Managing Member, provided that, if the distributee is the Managing Member or if the distributee and the Managing Member cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.

     (d) At the election of the Managing Member, the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code
Section 743(b) , but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b) (2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Managing Member reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

     (e) If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Loss.

     "Incapacity" or "Incapacitated" means, (i) as to any Member who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her person or his or her estate; (ii) as to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or limited liability company or the revocation of its charter; (iii) as to any Member that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Member that is an estate, the distribution by the fiduciary of the estate's entire interest in the Company; (v) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (a) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Member under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Member is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member, (c) the Member executes and delivers a general assignment for the benefit of the Member's creditors, (d) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (b) above, (e) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (g) the appointment without the Member's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within 90 days after the expiration of any such stay.

     "Indemnitee" means any Person made a party to a proceeding by reason of its status as (a) the Managing Member, (b) a Non-Managing Member, or (C) a director of the Managing Member or a Non-Managing Member or an officer or employee of the Company or the Managing Member or a Non-Managing Member.

     "Initial Non-Managing Members" means the Non-Managing Members (or successors in interest thereof) who acquired their Non-Managing Member Units in exchange for the Real Properties on the Effective Date.

     "Intended Liquidating Distributions" means, to the extent of the amounts available for distribution to the Members upon the liquidation of the Company pursuant to Article 13, the following amounts, and in the following priorities, with respect to each Member:

          (1) First, to the holders of the Non-Managing Member Units (whether held by a Non-Managing Member or by the Managing Member), in accordance with their relative Preferred Return Shortfalls, until, as a result of distributions made to the holders of the Non-Managing Member Units for the current and all prior fiscal quarters pursuant to Section 5.1.A(1) and this paragraph (1), their Preferred Return Shortfalls are zero;

          (2) Second, to the Managing Member, the Managing Member's Capital Return Shortfall, until, as a result of distributions made to the Managing Member for the current and all prior fiscal quarters pursuant to Section 5.1.A(2) and this paragraph (2), the Managing Member's Capital Return Shortfall is zero;

          (3) Third, to the holders of the Non-Managing Member Units (whether held by a Non-Managing Member or by the Managing Member), in proportion to the number of outstanding Non-Managing Member Units so held, 28.3% of the Shared Appreciation Amounts relating to the Real Properties sold as contemplated by Section 13.1.E during the Fiscal Year in which the liquidating Event occurs or subsequent Fiscal Years;

          (4) Fourth, to Managing Member, the balance of the Shared Appreciation Amounts relating to the Real Properties sold as contemplated by Section 13.1.E;

          (5) Fifth, to the Managing Member, an amount equal to (i) the amount of any tenant improvements and leasing commissions funded by the Managing Member through additional Capital Contributions made pursuant to Section 4.3, subsequent to the Effective Date, less (ii) the amounts previously distributed to the Managing Member pursuant to Sections 5.1.A(3) or 5.6.A(3);

          (6) Sixth, to the holders of Non-Managing Member Units (whether held by a Non-Managing Member or the Managing Member), in proportion to the number of outstanding Non-Managing Member Units so held, the amount by which (i) any amounts which were distributable to such member pursuant to
     Section 5.6.A(1) relating to the Real Properties which were subject to a taxable distribution in prior Fiscal Years, exceeds (ii) the amounts previously distributed to such Member pursuant to Section 5.6.A(1) or paragraph (3) or (6) of this definition relating to such properties;

          (7) Seventh, to the Managing Member, the amount by which (i) any amounts which were distributable to the Managing Member pursuant to Section 5.6.A(2) relating to the Real Properties which were subject to a taxable disposition in prior Fiscal Years, exceeds (ii) the amounts previously distributed to the Managing Member pursuant to Section 5.6.A(2) or paragraph (4) of this paragraph (7) of this definition relating to such properties; and

          (8) Eighth, the remaining balance, if any, to the Members pro rata to their holdings of LLC Units.

     "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

     "Liquidating Event" has the meaning set forth in Section 13.1 hereof.

     "Liquidator" has the meaning set forth in Section 13.2.A hereof.

     "LLC Distribution Date" means the date established by the Managing Member subsequent to January 1, 1998 for the payment of actual distributions declared by the Managing Member pursuant to Sections 5.1 and 5.2, which date shall be the same as the date established by the Managing Member for the quarterly payment of dividends to holders of REIT Shares.

     "LLC Record Date" means the record date established by the Managing Member subsequent to January 1, 1998 for the distribution of Available Cash pursuant to
Section 5.1 hereof, which record date shall be the same as the record date established by the Managing Member for a dividend to holders of REIT Shares.

     "LLC Units" means the Managing Member Units and the Non-Managing Member Units, collectively.

     "Loan and Security Agreement" means that certain Loan and Security Agreement dated November 21, 1997 by and between Health Care Property Investors, Inc. and the Non-Managing Member.

     "Majority in Interest of the Non-Managing Members" means those Non-Managing Members (other than the Managing Member in its capacity as a holder of Non-Managing Member Units) holding in the aggregate more than 50% of the aggregate outstanding Non-Managing Member Units (other than those held by the Managing Member).

     "Majority of Remaining Members" means Non-Managing Members owning a majority of the Non-Managing Member Units held by Non-Managing Members.

     "Managing Member" means Health Care Property Investors, Inc., a Maryland corporation, in its capacity as a Member, or any successor Managing Member designated pursuant to the terms of this Agreement.

     "Managing Member's Capital Return" means an amount initially equal to zero, and increased cumulatively on each LLC Record Date by an amount equal to the Managing Member's Capital Contribution multiplied by the Capital Return Adjustment Factor. The "Capital Return Adjustment Factor" shall be .0225 for each of the first four LLC Record Dates occurring during the term of this Agreement (the fourth such LLC Record Date and each fourth LLC Record Date thereafter being referred to hereto as the "Fourth Record Date") and for each LLC Record Date thereafter, the Capital Return Adjustment Factor in effect on the most recent Fourth Record Date multiplied by 1.02, provided, however, that the Capital Return Adjustment Factor for the first LLC Record Date occurring after January 1, 1998 shall be .0225 multiplied by a fraction, the numerator of which shall be the number of days in the period commencing on the Effective Date and ending on December 31, 1997, and the denominator of which shall be the number of days in the period commencing on October 1, 1997 and ending on December 31, 1997. To illustrate the foregoing, set forth below are examples of the Capital Return Adjustment Factor in effect on the designated LLC Record
Dates:

LLC Record Date                    Estimated Month and          Capital Return
Occurring After Effective Date     Year of LLC Record Date    Adjustement Factor
-----------------------------      -----------------------    ------------------
First                              February 1998                  .0100(1)
Second                             May 1998                       .0225
Third                              August 1998                    .0225
Fourth                             November 1998                  .0225
Fifth                              February 1999                  .0230(2)
Sixth                              May 1999                       .0230
Seventh                            August 1999                    .0230
Eighth                             November 1999                  .0230
Ninth                              February 2000                  .0235(3)

(1)    .0225 x 41/92 = .01
(2)    .0225 x 1.02 = .0230
(3)    .0230 x 1.02 = .0235

     "Managing Member's Capital Return Shortfall" means the sum of (a) the amount (if any) by which (i) the Managing Member's Capital Return exceeds
(ii) the aggregate amount previously distributed to the Managing Member pursuant to Section 5.1.A(2) hereof, plus (b) the cumulative interest accrued on the excess described in the foregoing clause (a).

     "Managing Member Unit" means a single unit of Membership Interest of the Managing Member issued pursuant to Section 4.1 hereof, as the same may be modified from time to time as provided in this Agreement. The ownership of Managing Member Units may (but need not in the sole and absolute discretion of the Managing Member) be evidenced in the form of a Certificate for Managing Member Units.

     "Member Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i) with respect to "partner nonrecourse debt minimum gain."

     "Member Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b) (4) for the phrase "partner nonrecourse debt."

     "Member Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(i)(2) for the phrase "partner nonrecourse deductions," and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

     "Members" means the Persons owning Membership Interests, including the Managing Member, Non-Managing Members and any Substitute Members, named as Members in Exhibit A attached hereto, which Exhibit A may be amended from time to time.

     "Membership Interest" means an ownership interest in the Company representing a Capital Contribution by a Member and includes any and all benefits to which the holder of such a Membership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Membership Interest may be expressed as a number of Managing Member Units or Non-Managing Member Units, as applicable.

     "Net Income" or "Net Loss" means, for each Fiscal Year of the Company, an amount equal to the Company's taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

           (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of "Net Income" or "Net Loss" shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

          (b) Any expenditure of the Company described in Code Section 705(a)(2)(b) or treated as a Code Section 705(a)(2)(b) expenditure pursuant to Regulations Section 1.704-1(b) (2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of "Net Income" or "Net Loss," shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

          (c) In the event that the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

          (d) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

          (e) To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b) (2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

          (f) Notwithstanding any other provision of this definition of "Net Income" or "Net Loss," any item allocated pursuant to Section 6.3.A hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss or deduction available to be allocated pursuant to Section 6.3.A hereof shall be determined by applying rules analogous to those set forth in this definition of "Net Income" or "Net Loss."

     "Non-Managing Member" means any Member other than the Managing Member (except to the extent the Managing Member holds Non-Managing Member Units).

     "Non-Managing Member Representative" means Jean-Claude Saada until a successor Non-Managing Member Representative shall have been appointed pursuant to Section 15.14 hereof and, thereafter, shall mean the person appointed and then acting as the Non-Managing Member Representative hereunder.

     "Non-Managing Member Unit" means a single unit of Membership Interest of Non-Managing Member issued pursuant to Section 4.1 or Section 4.2 hereof, as the same may be modified from time to time as provided in this Agreement. The ownership of Non-Managing Member Units shall be evidenced in the form of a certificate for Non-Managing Member Units.

     "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b) (1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

     "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-1(a)(2).

     "Notice of Exchange" means the Notice of Exchange substantially in the form of Exhibit B attached to this Agreement.

     "Ownership Limit" means 9.9% of the number of outstanding REIT Shares.

     "Percentage Interest" means, with respect to each Member, its interest in the Company determined by dividing the number of LLC Units held by such Member by the total number of LLC Units then outstanding.

     "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

     "Preferred Return Per Unit" means with respect to each Non-Managing Member Unit outstanding on a LLC Record Date an amount initially equal to zero, and increased cumulatively on each LLC Record Date by an amount equal to the greater of (a) $0.62 or (b) the product of (i) the cash dividend per REIT Share declared by the Managing Member for holders of REIT Shares on that LLC Record Date, multiplied by (ii) the Adjustment Factor in effect on that LLC Record Date; provided, however, that the increase that shall occur in accordance with the foregoing on the first LLC Record Date subsequent to January 1, 1998 shall be the greater of (a) or (b) above multiplied by a fraction, the numerator of which shall be the number of days in the period commencing on the Effective Date and ending on December 31, 1997, and the denominator of which shall be the number of days in the period commencing on October 1, 1997 and ending on December 31, 1997.

     "Preferred Return Shortfall" means, for any holder of Non-Managing Member Units, the amount (if any) by which (i) the Preferred Return Per Unit with respect to all Non-Managing Member Units held by such holder exceeds (ii) the aggregate amount previously distributed with respect to such Non-Managing Member Units pursuant to Section 5.1.A(1) hereof, plus (b) the cumulative interest accrued thereon at the Prime Rate from the applicable LLC Record Date.

     "Prime Rate" means on any date, a rate equal to the annual rate on such date announced by the Bank of New York to be its prime, base or reference rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing but in no event greater than the maximum rate then permitted under applicable law. If the Bank of New York discontinues its use of such prime, base or reference rate or ceases to exist, the Managing Member shall designate the prime, base or reference rate of another state or federally chartered bank based in New York to be used for the purpose of calculating the Prime Rate hereunder (which rate shall be subject to limitation by all applicable usury laws).

     "Properties" means any assets and property of the Company such as, but not limited to, interests in real property (including the Real Properties) and personal property, including, without limitation, fee interests, interests in ground leases, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Company may hold from time to time.

     "Qualified Transferee" means an "accredited investor" as defined in Rule 501 promulgated under the Securities Act.

     "Real Properties" has the meaning set forth in Section 7.3.E(2) hereof.

     "Reduction Date" has the meaning set forth in Section 5.6.B hereof.

     "Reduction Units" has the meaning set forth in Section 5.6.B hereof.

     "Refinancing Debt" means any Debt (other than indebtedness to the Managing Member or any Affiliate of the Managing Member), the repayment of which is secured by all or any portion of the Real Properties.

     "Regulations" means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Regulatory Allocations" has the meaning set forth in Section 6.3.A(7) hereof.

     "REIT" means a real estate investment trust qualifying under Code Section 856, et seq.

     "REIT Requirements" has the meaning set forth in Section 5.1 hereof.

     "REIT Share" means a share of the Common Stock of the Managing Member, par value $1.00 per share.

     "REIT Shares Amount" means a number of REIT Shares equal to the product of
(a) the number of Tendered Units and (b) the Adjustment Factor; provided, however, that, in the event that the Managing Member issues to all holders of REIT Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the Managing Member's shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "Rights"), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Exchange and ending on the day immediately preceding the Specified Exchange Date, which Rights will not be distributed before the relevant Specified Exchange Date, then the REIT Shares Amount shall also include such Rights that a Member of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by the Managing Member in good faith.

     "Related Party" means, with respect to any Person, any other Person whose actual ownership, Beneficial Ownership or Constructive Ownership of shares of the Managing Member's capital stock would be attributed to the first such Person under either (i) Code Section 544 (as modified by Code Section 856(h)(1)(b) ) or
(ii) Code Section 318 (as modified by Code Section 856(d)(5)).

     "Rights" has the meaning set forth in the definition of "REIT Shares
Amount."

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Shared Appreciation Amount" means with respect to each Real Property which is the subject of a taxable disposition, the amount by which the sales price (net of commissions and other closing costs and expenses), exceeds the Shared Appreciation Basis for such Real Property.

     "Shared Appreciation Basis" means with respect to a Real Property the sum of (i) the value of such Real Property as agreed between the Managing Member and the Transferor and set forth on Exhibit C attached hereto, increased by 3%, compounded annually, on each anniversary of the Effective Date, and (ii) the amount of any capital additions, tenant improvements and leasing commissions funded by the Managing Member as an additional Capital Contribution subsequent to the Effective Date with respect to such Real Property.

     "Specified Exchange Date" means the 10th Business Day after the receipt by the Managing Member of a Notice of Exchange; provided, however, that no Specified Exchange Date shall occur prior to the first anniversary of the Effective Date.

     "Substituted Member" means an Assignee who is admitted as a Member to the Company pursuant to Section 11.4 hereof.

     "Subsidiary" means, with respect to any Person other than the Company, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person; provided, however, that, with respect to the Company, "Subsidiary" means solely a partnership or limited liability company (taxed, for federal income tax purposes, as a partnership and not as an association or publicly traded partnership taxable as a corporation) of which the Company is a member unless the Managing Member has received an unqualified opinion from independent counsel of recognized standing, or a ruling from the IRS, that the ownership of shares of stock of a corporation or other entity will not jeopardize the Managing Member's status as a REIT, in which event the term "Subsidiary" shall include the corporation or other entity which is the subject of such opinion or ruling.

     "Tax Items" has the meaning set forth in Section 6.1 hereof.

     "Tendered Units" has the meaning set forth in Section 8.6.A hereof.

     "Tendering Party" has the meaning set forth in Section 8.6.A hereof.

     "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Company or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company.

     "Transfer," when used with respect to an LLC Unit or all or any portion of a Membership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that, when the term is used in Article 11 hereof, Transfer does not include any Exchange of LLC Units by the Non-Managing Member pursuant to Section 8.6 hereof or any sale of Non-Managing Member Units by an Initial Non-Managing Member to the Managing Member pursuant to Section 2.2 of the Contribution Agreement, or any Transfer of Non-Managing Member Units to the Managing Member pursuant to the Loan and Security Agreement. The terms "Transferred" and "Transferring" have correlative meanings.

     "Transferor" means Cambridge Medical Center of San Diego, LLC, a California limited liability company.

     "Valuation Date" means (a) in the case of a tender of LLC Units for Exchange, the date of the receipt by the Managing Member of the Notice of Exchange with respect to those LLC Units or, if such date is not a Business Day, the immediately preceding Business Day or (b) in any other case, the date specified in this Agreement or, if such date is not a Business Day, the immediately preceding Business Day.

     "Value" means, on any Valuation Date, the average of the Closing Prices for the ten (10) consecutive trading days ending on the trading day immediately prior to the Valuation Date.

                                   ARTICLE 2.
                             ORGANIZATIONAL MATTERS
Section 2.1.   Formation

     The Company is a limited liability company formed pursuant to the provisions of the Act for the purposes and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act.

Section 2.2.   Name

     The name of the Company is Cambridge Medical Properties, LLC. The Managing Member may only change the name of the Company (a) without the Consent of the Non-Managing Members in the event that (and shall change the name of the Company, if so requested by Jean-Claude Saada, to a name that does not include "Cambridge" in the event that) (i) the Management Agreement (as defined in the Contribution Agreement) terminates or expires, (ii) Jean-Claude Saada, either directly or indirectly through entities Controlled by him ceases to own a number of Non-Managing Member Units equal to or greater than 20% of the number of Non-Managing Member Units issued to Cambridge Medical Center of San Diego, LLC on the Effective Date, or (iii) any Affiliate of Jean-Claude Saada which has at any time been formed or conducted business under a name which includes "Cambridge"
(a) within the meaning of any Bankruptcy Law (aa) files a petition for relief or otherwise commences a voluntary or involuntary case, (bb) consents to the entry of an order for relief in an involuntary case, (cc) consents to the appointment of a Custodian for itself or for all or substantially all of its property, (dd) makes a general assessment for the benefit of creditors, or (ee) fails within ninety (90) days to secure a dismissal of any order or decree for relief in an involuntary case entered with respect to it, and (b) with the Consent of the Non-Managing Members, which consent shall not be unreasonably withheld, conditioned or delayed. In the event the Managing Member changes the name of the Company to a name which does not include "Cambridge," the Company shall quitclaim to Jean-Claude Saada all right, title and interest of the Company in and to the name "Cambridge".

Section 2.3. Registered Office and Agent; Principal Place of Business; Other Places of Business

     The address of the registered office of the Company in the State of Delaware is located at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office is The Corporation Trust Company. The principal office of the Company is located at 4675 MacArthur Court, Suite 900, Newport Beach, California 92660, or such other place as the Managing Member may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member deems advisable.

Section 2.4.   [Intentionally Deleted]

Section 2.5.   Term

     The term of the Company commenced on November 18, 1997, the date that the original Certificate of Formation of the Company was filed in the office of the Secretary of State of Delaware in accordance with the Act, and shall continue until November 30, 2012 unless extended by mutual agreement of the Members or earlier terminated pursuant the provisions of Section 13 hereof or as otherwise provided by law.

                                   ARTICLE 3.
                                     PURPOSE

Section 3.1.   Purpose and Business

     The sole purposes of the Company are (i) to acquire, own, manage, operate, maintain, improve, expand, redevelop, encumber, sell or otherwise dispose of, in accordance with the terms of this Agreement, the Contributed Properties, the property subject to the Contributed Lease and any other Properties acquired by the Company in a tax-free exchange transaction for a Property or Properties owned by the Company and invest and ultimately distribute funds, including, without limitation, funds obtained from owning or otherwise operating the Contributed Properties and the proceeds from the sale or other disposition of the Contributed Properties, all in the manner permitted by this Agreement, and
(ii) subject to and in accordance with the terms of this Agreement, to do anything necessary or incidental to the foregoing. No Member, including the Managing Member, shall have any authority to take any action on behalf of the Company that is not consistent with the foregoing purposes.

Section 3.2.   Powers

     Subject to the express limitations set forth in this Agreement, the Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that notwithstanding any other provision in this Agreement, the Managing Member may cause the Company not to take, or to refrain from taking, any action that, in the judgment of the Managing Member, in its sole and absolute discretion, (i) could adversely affect the ability of the Managing Member to continue to qualify as a REIT, (ii) could subject the Managing Member to any additional taxes under Code Section 857 or Code Section 4981 or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Managing Member, its securities or the Company, unless such action (or inaction) under clause (i), clause (ii) or clause (iii) above shall have been specifically consented to by the Managing Member in writing.

Section 3.3.   Specified Purposes

     The Company shall be a limited liability company only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Members with respect to any activities whatsoever other than the activities within the purposes of the Company as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Member shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Company, its properties or any other Member. No Member, in its capacity as a Member under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Member, nor shall the Company be responsible or liable for any indebtedness or obligation of any Member, incurred either before or after the execution and delivery of this Agreement by such Member, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4. Representations and Warranties by the Members; Disclaimer of Certain Representations

     A. Each Member that is an individual (including, without limitation, each Substituted Member as a condition to becoming a Substituted Member) represents and warrants to the Company, the Managing Member and each other Member that
(i) such Member has the legal capacity to enter into this Agreement and perform such Member's obligations hereunder, (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Member will not result in a breach or violation of, or a default under, any material agreement by which such Member or any of such Member's property is bound, or any statute, regulation, order or other law to which such Member is subject, (iii) such Member is neither a "foreign person" within the meaning of Code Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e), (iv) if the representation hereunder is being made on or prior to December 31, 1997, such Member (other than the Managing Member) does not own, actually or constructively under Code Section 318 (as modified by Code Section 856(d)(5)), any shares of stock of the Managing Member, (v) if the representation hereunder is being made subsequent to December 31, 1997, such Member (other than the Managing Member) either (a) does not own, actually or constructively under Code Section 318 (as modified by Code Section 856(d)(5)), more than 25% of the interests in capital or profits of the Company or (b) does not own, actually or constructively under Code Section 318 (as modified by Code Section 856(d)(5)), any interest in any entity that is a tenant of either the Managing Member, the Company or any partnership, venture or limited liability company of which the Managing Member or the Company is a member, and (vi) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms.

     B. Each Member that is not an individual (including, without limitation, each Substituted Member as a condition to becoming a Substituted Member) represents and warrants to the Company, the Managing Member and each other Member that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its managing member(s) (or, if there is no managing member, a majority in interest of all members), committee(s), trustee(s), general partner(s), beneficiaries, directors and shareholder(s), as the case may be, as required, (ii) the consummation of such transactions will not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws, as the case may be, any material agreement by which such Member or any of such Member's properties or any of its partners, members, beneficiaries, trustees or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Member or any of its partners, members, trustees, beneficiaries or shareholders, as the case may be, is or are subject, (iii) such Member is neither a "foreign person" within the meaning of Code Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e), (iv) if the representation hereunder is being made on or prior to December 31, 1997, such Member (other than the Managing Member) does not own, actually or constructively under Code Section 318 (as modified by Code Section 856(d)(5)), any shares of stock of the Managing Member,
(v) if the representation hereunder is being made subsequent to December 31, 1997, such Member (other than the Managing Member) either (a) does not own, actually or constructively under Code Section 318 (as modified by Code Section 856(d)(5)), more than 25% of the interests in capital of profits of the Company or (b) does not own, actually or constructively under Code Section 318 (as modified by Code Section 856(d)(5)), any interest in any entity that is a tenant of either the Managing Member, the Company or any partnership, venture or limited liability company of which the Managing Member or the Company is a member, (vi) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms.

     C. Each Member (including, without limitation, each Substituted Member as a condition to becoming a Substituted Member) represents, warrants and agrees that it has acquired and continues to hold its interest in the Company for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Member further represents and warrants that it is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act and is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Company in what it understands to be a highly speculative and illiquid investment.

     D. The representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C hereof shall survive the execution and delivery of this Agreement by each Member (and, in the case of a Substituted Member, the admission of such Substituted Member as a Member in the Company) and the dissolution, liquidation and termination of the Company.

     E. Each Member (including, without limitation, each Substituted Member as a condition to becoming a Substituted Member) hereby represents that it has consulted and been advised by its legal counsel and tax advisor in connection with, and acknowledges that no representations as to potential profit, tax consequences of any sort (including, without limitation, the tax consequences resulting from forming or operating the Company, conducting the business of the Company, executing this Agreement, consummating the transaction provided for in or contemplated by the Contribution Agreement, making a Capital Contribution, being admitted to the Company, receiving or not receiving distributions from the Company, exchanging LLC Units or being allocated Tax Items), cash flows, funds from operations or yield, if any, in respect of the Company or the Managing Member have been made by any Member or any employee or representative or Affiliate of any Member, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Member shall not constitute any representation or warranty of any kind or nature, express or implied.

                                   ARTICLE 4.
                              CAPITAL CONTRIBUTIONS

Section 4.1.   Capital Contributions of the Initial Members

     At the time of their respective execution of this Agreement, the Members shall make Capital Contributions as set forth in Exhibit A to this Agreement. The Members shall own Managing Member Units and Non-Managing Member Units, as applicable, in the amounts set forth on Exhibit A. Except as required by law or as otherwise provided in Sections 4.2 and 4.3, no Member shall be required or permitted to make any additional Capital Contributions or loans to the Company.

Section 4.2.   Loans by Third Parties

     The Company may not incur or assume Debt without the Consent of the Non-Managing Members, except for Refinancing Debt.

Section 4.3.   Additional Capital Contributions

     A. General. The Managing Member may, at any time and from time to time, determine that the Company requires additional funds ("Additional Funds") for the operation of the Company. Additional Funds may be raised by the Company in accordance with the terms of this Section 4.3. No Person, including, without limitation, any Member or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Membership Interest.
     B. Additional Member Contributions. The Managing Member on behalf of the Company and with the Consent of the Non-Managing Members may raise all or any portion of the Additional Funds by making additional Capital Contributions. Subject to the terms of this Section 4.3 and to the definition of "Gross Asset Value," the Managing Member shall determine in good faith the amount, terms and conditions of such additional Capital Contributions. In addition, the Managing Member shall be solely responsible for making additional Capital Contributions to the Company in amounts sufficient to fund all necessary capital additions, tenant improvements and leasing commissions relating to the Real Properties.
The Managing Member shall receive additional Managing Member Units only in consideration for additional capital contributions made by the Managing Member in an aggregate amount in excess of Five Hundred Thousand Dollars ($500,000) to fund capital additions that will add rentable space to the Properties.

     C. Timing of Additional Capital Contributions. If additional Capital Contributions are made by Members on any day other than the first day of a Fiscal Year, then Net Income, Net Loss, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Members and Assignees for such Fiscal Year, if necessary, shall be allocated among such Members and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the "interim closing of the books" or "daily proration" method or another permissible method selected by the Managing Member.

     Section 4.4.   No Interest; No Return

     Except as provided herein, no Member shall be entitled to interest on its Capital Contribution or on such Member's Capital Account. Except as provided herein or by law, no Member shall have any right to demand or receive the return of its Capital Contribution from the Company.


                                   ARTICLE 5.
                                  DISTRIBUTIONS

     Section 5.1.   Requirement and Characterization of Distributions

     A. The Managing Member shall cause the Company to distribute quarterly on the LLC Distribution Date all Available Cash generated by the Company during the quarter most recently ended prior to the LLC Distribution Date as follows:

          (1) First, to the holders of the Non-Managing Member Units (whether held by a Non-Managing Member or the Managing Member), in accordance with their relative Preferred Return Shortfalls, until the Preferred Return Shortfall for each holder of Non-Managing Member Units is zero, provided, however, that in the event the number of Non-Managing Member Units is reduced pursuant to Section 5.6.B hereof, a distribution shall be made under this Section 5.1.A(1) on the first (and only the first) LLC Distribution Date occurring after such reduction to the holder or holders of the Reduction Units in an amount determined by multiplying the amount that would have been distributed on such LLC Distribution Date under this
     Section 5.1.A(1) in respect of the Reduction Units had they been outstanding on such LLC Distribution Date (the "Subsequent Distribution Date") by a fraction, the numerator of which shall be the number of days in the period commencing on the LLC Distribution Date most recently preceding the Reduction Date (the "Prior Distribution Date") and ending on the Reduction Date and the denominator of which shall be the number of days in the period commencing on the Prior Distribution Date and ending on the Subsequent Distribution Date.

          (2) Second, to the Managing Member, the Managing Member's Capital Return Shortfall, until the Managing Member's Capital Return Shortfall is zero;

          (3) Third, to the Managing Member the Amortization until the Amortization Shortfall is zero; and

          (4) Fourth, 17% of the remaining balance, if any, to the holders of the Non-Managing Member Units (whether held by a Non-Managing Member or the Managing Member) in proportion to their outstanding Non-Managing Member Units as of the LLC Record Date; and 83% of such remaining balance to the holder of the Managing Member Units as of the LLC Record Date.

Set forth on Exhibit D are examples of the application of the provisions of this
Section 5.1.A based upon assumed amounts of Available Cash and other assumptions reflected in Exhibit D.

     B. The Managing Member shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with its qualification as a REIT, to cause the Company to distribute sufficient amounts to enable the Managing Member to pay stockholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations ("REIT Requirements"), and (b) except to the extent the Managing Member elects, in its sole discretion, not to make such distributions, avoid any federal income or excise tax liability of the Managing Member.

     Section 5.2.   Distributions in Kind

     No right is given to any Member to demand and receive property other than cash. The Managing Member may determine, in its sole and absolute discretion, to make a distribution in kind to the Members of Company assets, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5 and 6 hereof.

     Section 5.3.   Amounts Withheld

     Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Managing Member determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446. Any amount paid on behalf of or with respect to a Member shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within 15 days after notice from the Managing Member that such payment must be made unless (i) the Company withholds such payment from a distribution that would otherwise be made to the Member or (ii) the Managing Member determines, in its reasonable discretion, that such payment may be satisfied out of the Available Cash of the Company that would, but for such payment, be distributed to the Member. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Member. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member's Membership Interest to secure such Member's obligation to pay to the Company any amounts required to be paid pursuant to this Section 5.3. In the event that a Member fails to pay any amounts owed to the Company pursuant to this Section 5.3 when due, the Managing Member may, in its sole and absolute discretion, elect to make the payment to the Company on behalf of such defaulting Member, and in such event shall be deemed to have loaned such amount to such defaulting Member and shall succeed to all rights and remedies of the Company as against such defaulting Member (including, without limitation, the right to receive distributions). Any amounts payable by a Member hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Member shall take such actions as the Company or the Managing Member shall request in order to perfect or enforce the security interest created hereunder.

     Section 5.4.   Distributions Upon Liquidation

     Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Company shall be distributed to the Members in accordance with Section 13.2 hereof.

     Section 5.5.   Restricted Distributions

     Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Managing Member, on behalf of the Company, shall make a distribution to any Member on account of its Membership Interest or interest in LLC Units if such distribution would violate Section 18-607 of the Act or other applicable law.

     Section 5.6. Distributions of Proceeds from Sale of Real Properties and Refinancing Debt

     A. In the event of a taxable disposition of some, but not all, of the Real Properties and in the event the Company incurs Refinancing Debt, the Managing Member shall cause the Company to distribute the net proceeds from such Refinancing Debt, as the case may be, as follows:

     (1) First, to the holders of the Non-Managing Member Units (whether held by a Non-Managing Member or by the Managing Member) from the net proceeds of the taxable disposition, in proportion to the number of outstanding Non-Managing Member Units so held, 28.3% of the Shared Appreciation Amounts relating to the Real Properties subject to the taxable disposition;

     (2) Second, to the holders of the Managing Member Units from the net proceeds of the taxable disposition, the balance of the Shared Appreciation Amounts relating to the Real Properties subject to the taxable disposition;

     (3) Third, to the Managing Member an amount equal to (i) the amount of any tenant improvements and leasing commissions funded by the Managing Member through additional Capital Contributions made pursuant to Section 4.3 subsequent to the Effective Date with respect to the Real Property or Real Properties which are the subject of the taxable disposition or secure the repayment of the Refinancing Debt, less (ii) the amount distributed to the Managing Member under
Section 5.1.A(3) hereof in respect of the amount described in the foregoing clause (i); and

     (4) Fourth, the remaining balance, if any, to the Members pro rata to their holdings of Managing Member Units and Non-Managing Member Units.

     B. The number of LLC Units outstanding on the date of a distribution pursuant to Section 5.6.A above will be reduced on the date of the distribution (the "Reduction Date") by the aggregate number of LLC Units (the "Total Units") determined by dividing the aggregate amount of the distributions so made by the Value on the Reduction Date. The Non-Managing Member Units shall be reduced by a number of LLC Units (rounded down to the nearest whole unit) (the "Reduction Units") determined by multiplying the number of Total Units by a fraction, the numerator of which is the total number of Non-Managing Member Units outstanding and the denominator of which is the total number of Non-Managing Member Units and Managing Member Units outstanding. The Reduction Units shall be allocated (as closely as practicable in whole units) among the holders of Non-Managing Member Units in accordance with their respective holdings of Non-Managing Member Units. The Managing Member Units shall be reduced by a number of Managing Member Units equal to the difference between the number of Total Units and the number of Reduction Units. In no event, however, shall the number of Non-Managing Member Units be reduced below nine (9) Non-Managing Member Units and in no event shall the number of Managing Member Units be reduced below eighty-five
(85) Managing Member Units. To reflect the foregoing reduction, each Member shall return to the Managing Member the certificate evidencing the Reduction Units allocated to him or it or the Managing Member Units so reduced which will be canceled and a new certificate evidencing the reduced number of Managing Member Units or Non-Managing Member Units shall be immediately issued to such Member by the Managing Member on behalf of the Company.

     C. The Company shall have no obligation to incur Refinancing Debt for the purposes of making distributions pursuant to this Section 5.6 or for any other purpose.

     Section 5.7.   Offset

     Except for offsets authorized by the Loan and Security Agreement, neither the Company nor the Managing Member shall be entitled to offset against any distribution payable to the Non-Managing Members pursuant to this Article 5 and
Article 13 any amounts owing or otherwise alleged to be owing to the Company or the Managing Member; provided, however, that the Managing Member shall be entitled, at its option, to offset against amounts otherwise payable to Non-Managing Members hereunder (including, without limitation, amounts payable pursuant to Section 5.1.A(1) hereof and Section 13.2 hereof) amounts authorized for offset by the Loan and Security Agreement. Any amounts so offset pursuant to the foregoing shall be deemed for all purposes to have been distributed or paid to the Non-Managing Members as required by this Agreement, including for purposes of calculating Preferred Return Shortfalls.

                                   ARTICLE 6.
                                   ALLOCATIONS

     Section 6.1.   Timing and Amount of Allocations of Net Income and Net Loss

     Net Income and Net Loss of the Company shall be determined and allocated with respect to each Fiscal Year of the Company as of the end of each such year. Except as otherwise provided in this Article 6, an allocation to a Member of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction (collectively "Tax Items") that is taken into account in computing Net Income or Net Loss.

     Section 6.2.   General Allocations

     A. Operating Net Income and Net Loss. Except as otherwise provided in Sections 6.2.C or 6.3:

          (1) Net Income, other than Net Income attributable to a disposition of any or all of the Real Properties, shall first be allocated to each Non-Managing Member in an amount equal to the distributions received by such Member pursuant to Section 5.1.A, less any amounts of Net Income previously allocated to such Member pursuant to this Section 6.2.A(1).

          (2) All remaining Net Income and Net Loss, other than Net Income or Net Loss attributable to a disposition of any or all of the Real Properties, shall be allocated to the Managing Member.

     B. Net Income and Net Loss from the Disposition of Real Properties. Except as otherwise provided in Sections 6.2.C or 6.3:

          (1) Net Income attributable to a disposition of any or all of the Real Properties shall be allocated to each Member in an amount equal to the distributions received by such Member pursuant to Section 5.6.A(1) or (2), less any amounts of Net Income previously allocated to such Member pursuant to this Section 6.2.B(1).

          (2) Thereafter, any remaining Net Income or Net Loss attributable to the disposition of any or all of the Real Properties shall be allocated to the Members in proportion to their LLC Units.

     C. Net Income and Net Loss Upon Liquidation. If a Liquidating Event occurs in a Fiscal Year, Net Income or Net Loss (or, if necessary, separate items of income, gain, loss and deduction) for such Fiscal Year and any Fiscal Years thereafter shall, subject to Section 6.3, be allocated among the Members in such amounts and priorities so that the amounts distributed to each of the Members pursuant to Section 13.2.A(3) upon the liquidation of the Company will equal the Intended Liquidating Distributions.

     D. Prorations. If the amount of Net Income or Net Loss available for allocation under any subsection of Sections 6.2.A or B above is less than the aggregate amount to be allocated pursuant to the applicable subsection (assuming sufficient Net Income or Net Loss was available), such allocation shall be made to the Members pro rata to the total amounts to be so allocated pursuant to such subsection.

     Section 6.3.   Additional Allocation Provisions

     A.   Regulatory Allocations.

               (1) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of
          Section 6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.A(1) is intended to qualify as a "minimum gain chargeback" within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

               (2) Member Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3.A(1) hereof, if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.A(2) is intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

               (3) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

               (4) Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b) (2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b) (2)(ii)(d), to such Member in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this
          Section 6.3.A(4) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.A(4) were not in the Agreement. It is intended that this Section 6.3.A(4) qualify and be construed as a "qualified income offset" within the meaning of Regulations Section 1.704-
          1(b) (2)(ii)(d) and shall be interpreted consistently therewith.

               (5) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Member, such allocation of Net Loss shall be reallocated among the other Members in accordance with their respective LLC Units, subject to the limitations of this Section 6.3.A(5).

               (6) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations
          Section 1.704-1(b) (2)(iv)(m)(2) or Regulations Section 1.704-
          1(b) (2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their LLC Units in the event that Regulations Section 1.704-1(b) (2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Regulations Section 1.704-1(b) (2)(iv)(m)(4) applies.

               (7) Curative Allocations. The allocations set forth in Sections 6.3.A(1) through (6) hereof (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

          B. Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Member's proportional share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752 -3(a)(3), each Member's interest in Company profits shall be such Member's Percentage Interest.

          Section 6.4.   Tax Allocations

          A. In General. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations each of the Company's Tax Items shall be allocated among the Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.

          B. Allocations Respecting Section 704(c) Revaluations. Notwithstanding Section 6.4.A hereof, Tax Items with respect to Property that is contributed to the Company with a Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated among the Members for income tax purposes pursuant to the "traditional method" as described in Regulations Section 1.704-3(b), utilizing the allocations set forth on Exhibit C-1 (subject to modification upon the agreement of the Managing Member and the Non-Managing Members). In the event that the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) of the definition of "Gross Asset Value" (provided in Article 1 hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and this Section 6.4.B., pursuant to any method permitted under Regulations Section 1.704-3 as selected by the Managing Member

     Section 6.5.   Other Provisions

          A. Other Allocations. In the event that (i) any modifications are made to the Code or any Regulations, (ii) any changes occur in any case law applying or interpreting the Code or any Regulations, (iii) the IRS changes or clarifies the manner in which it applies or interprets the Code or any Regulations or any case law applying or interpreting the Code or any Regulations or (iv) the IRS adjusts the reporting of any of the transactions contemplated by this Agreement which, in each case, either
     (a) requires allocations of items of income, gain, loss, deduction or credit or (b) requires reporting of any of the transactions contemplated by this Agreement in a manner different from that set forth in this Article 6, the Managing Member is hereby authorized to make new allocations or report any such transactions (as the case may be) in reliance of the foregoing, and such new allocations and reporting shall be deemed to be made pursuant to the fiduciary duty of the Managing Member to the Company and the other Members, and no such new allocation or reporting shall give rise to any claim or cause of action by any Member.

          B. Consistent Tax Reporting. The Members acknowledge and are aware of the income tax consequences of the allocations made by this Article 6 and hereby agree to be bound by the provisions of this Article 6 in reporting their shares of Net Income, Net Loss and other items of income, gain, loss, deduction and credit for federal, state and local income tax purposes.

     Section 6.6. Amendments to Allocation to Reflect Issuance of Additional Membership Interests

     In the event that the Company issues additional Membership Interests to the Managing or any Additional Member pursuant to Article 4 hereof, the Managing Member shall make such revisions to this Article 6 as it determines are necessary to reflect the terms of the issuance of such additional Membership Interests, including making preferential allocations to certain classes of Membership Interests.

                                   ARTICLE 7.
                      MANAGEMENT AND OPERATIONS OF BUSINESS

     Section 7.1.   Management

     A. Except as otherwise expressly provided in this Agreement, the Managing Member, in its capacity as a Member of the Company under the Act, shall have sole and complete charge and management over the business and affairs of the Company, in all respects and in all matters. The Managing Member shall at all times act in good faith in exercising its powers hereunder. The Managing Member shall be an agent of the Company's business, and the actions of the Managing Member taken in such capacity and in accordance with this Agreement shall bind the Company. The Managing Member shall at all times be a Member of the Company. Except as otherwise expressly provided in this Agreement or required by any non-waivable provisions of applicable law, the Non-Managing Members shall not participate in the control of the Company, shall have no right, power or authority to act for or on behalf of, or otherwise bind, the Company and shall have no right to vote on or consent to any other matter, act, decision or document involving the Company or its business. The Managing Member may not be removed by the Members with or without cause, except with the consent of the Managing Member. In addition to the powers now or hereafter granted a manager of a limited liability company under applicable law or that are granted to the Managing Member under any other provision of this Agreement, the Managing Member, subject to the other provisions hereof including the limitations on the authority of the Managing Member set forth in Section 7.3, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Company, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

          (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Company to make distributions to its Members in such amounts as will permit the Managing Member (so long as the Managing Member qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Code Section 4981) and to make distributions to its shareholders sufficient to permit the Managing Member to maintain REIT status or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Company's assets) and the incurring of any obligations that it deems necessary for the conduct of the activities of the Company;

          (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

          (3) except as restricted pursuant to Section 7.3.E(2) hereof, the acquisition, sale, transfer, exchange or other disposition of any assets of the Company (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company);

          (4) except as restricted in this Agreement, the mortgage, pledge, encumbrance or hypothecation of any assets of the Company (including, without limitation, any Contributed Property), the use of the assets of the Company (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement which the Managing Member believes will directly benefit the Company and on any terms that the Managing Member reasonably sees fit, including, without limitation, the financing of the conduct or the operations of the Company and the repayment of obligations of the Company;

          (5) the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property, including, without limitation, any Contributed Property, or other asset of the Company or any Subsidiary;

          (6) the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the Managing Member considers useful or necessary to the conduct of the Company's operations or the implementation of the Managing Member's powers under this Agreement, including, without limitation, (i) contracting with property managers (including, without limitation, as to any Contributed Property or other Property, contracting with the contributing or any other Member or its Affiliates for property management services), contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Company's assets, and (ii) the execution, delivery and performance of the Contribution Agreement and the agreements and instruments referred to therein or contemplated thereby, including the Management Agreement (as defined in the Contribution Agreement);

          (7) the distribution of Company cash or other Company assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Company, and the collection and receipt of revenues, rents and income of the Company;

          (8) the selection and dismissal of employees of the Company or the Managing Member (including, without limitation, employees having titles or offices such as "president," "vice president," "secretary" and "treasurer"), and agents, outside attorneys, accountants, consultants and contractors of the Company or the Managing Member and the determination of their compensation and other terms of employment or hiring;

          (9) the maintenance of such insurance including casualty, liability, earthquake and other insurance on the Properties of the Company for the benefit of the Company and the Members comparable in coverage to that maintained by the Managing Member with respect to the properties it owns and otherwise as it deems necessary or appropriate;

          (10) the control of any matters affecting the rights and obligations of the Company, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Company, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Company in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

          (11) the determination of the fair market value of any Company property distributed in kind using such reasonable method of valuation as it may adopt; provided that such methods are otherwise consistent with the requirements of this Agreement;

          (12) the enforcement of any rights against any Member pursuant to representations, warranties, covenants and indemnities relating to such Member's contribution of property or assets to the Company;

          (13) holding, managing, investing and reinvesting cash and other assets of the Company;

          (14) the collection and receipt of revenues and income of the Company;

          (15) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Company;

          (16) the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Company or any other Person in which the Company has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

          (17) the maintenance of working capital and other reserves in such amounts as the Managing Member deems appropriate and reasonable from time to time, subject to the limitations set forth in Sections 7.3.B(9) and (10) hereof;

          (18) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the Managing Member for the accomplishment of any of the powers of the Managing Member enumerated in this Agreement;

          (19) the distribution of cash to acquire LLC Units held by a Member in connection with a Member's exercise of its Exchange Right under Section 8.6 hereof; and

          (20) the amendment and restatement of Exhibit A hereto to reflect accurately at all times the Capital Accounts, LLC Units, and Percentage Interests of the Members as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of LLC Units, the admission of any Substituted Member or otherwise, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement.

     B.   Each of the Non-Managing Members agrees that, except as provided in
Section 7.3 hereof, the Managing Member is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Company without any further act, approval or vote of the Non-Managing Members, notwithstanding any other provision of this Agreement (except as provided in Section 7.3 hereof), the Act or any applicable law, rule or regulation. The execution, delivery or performance by the Managing Member or the Company of any agreement authorized or permitted under this Agreement shall not constitute a breach by the Managing Member of any duty that the Managing Member may owe the Company or the Members or any other Persons under this Agreement or of any duty stated or implied by law or equity.

     C. At all times from and after the date hereof, the Managing Member may cause the Company to obtain and maintain liability insurance for the Indemnities hereunder.

     D. In exercising its permitted authority under this Agreement, the Managing Member may, but shall be under no obligation to, take into account the tax consequences to any Member (including the Managing Member) of any action taken by it. The Managing Member and the Company shall not have liability to a Member under any circumstances as a result of an income tax liability incurred by such Member as a result of an action (or inaction) by the Managing Member pursuant to its authority under this Agreement so long as the action or inaction is taken in good faith. The provisions of this Section 7.1.D shall not affect the obligations of the Managing Member under Section 7.3.E hereof.

     Section 7.2.   Certificate of Formation

     To the extent that such action is determined by the Managing Member to be reasonable and necessary or appropriate, the Managing Member shall file amendments to and restatements of the Certificate and do all the things to maintain the Company as a limited liability company under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction in which the Company may elect to do business or own property. Subject to the terms of Section 8.5.A(4) hereof, the Managing Member shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Member. The Managing Member shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware and any other state, or the District of Columbia or other jurisdiction in which the Company may elect to do business or own property.

     Section 7.3.   Restrictions on Managing Member's Authority

     A. The Managing Member may not take any action in contravention of an express prohibition or limitation of this Agreement, including, without limitation:

          (1) take any action that would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

          (2) possess Company property, or assign any rights in specific Company property, for other than a Company purpose except as otherwise provided in this Agreement;

          (3) admit a Person as a Member, except as otherwise provided in this Agreement;

          (4) perform any act that would subject a Member to liability as a Managing Member in any jurisdiction or any other liability except as provided herein or under the Act; or

          (5) enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts, or has the effect of prohibiting or restricting, the ability of (a) the Managing Member or the Company from satisfying its obligations under Section 8.6 hereof in full or (b) a Member from exercising its rights to an Exchange in full, except, in either case, with the written consent of such Member affected by the prohibition.

     B. The Managing Member shall not, without the prior Consent of the Non-Managing Members undertake or have the authority to do or undertake, on behalf of the Company, any of the following actions or enter into any transaction which would have the effect of such transactions:

          (1) except as provided in Section 7.3.C, amend, modify or terminate this Agreement other than to reflect the admission, substitution, termination or withdrawal of Members pursuant to Article 11 or Article 12 hereof;

          (2) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a Custodian for all or any part of the assets of the Company;

          (3)  institute any proceeding for bankruptcy on behalf of the Company;

          (4)  confess a judgment against the Company;

          (5) approve or acquiesce to the Transfer of the Membership Interest of the Managing Member to any Person other than the Company;

          (6)  admit into the Company any Additional or Substitute Managing
     Member;

          (7)  incur any Debt other than Refinancing Debt;

          (8)  acquire any additional real property;

          (9) establish any reserves during the one-year period commencing on the Effective Date; or

          (10) maintain any reserve at any time subsequent to the first anniversary of the Effective Date in an amount in excess of the amount computed by multiplying the number of rentable square feet contained in the Properties by 50 cents.

     C. Notwithstanding Section 7.3.B, the Managing Member shall have the exclusive power to amend this Agreement as may be required to facilitate or implement any of the following purposes:

          (1) to add to the obligations of the Managing Member or surrender any right or power granted to the Managing Member or any Affiliate of the Managing Member for the benefit of the Non-Managing Members;

          (2) to reflect the issuance of additional Membership Interests pursuant to Section 4.3 or the admission, substitution, termination, or withdrawal of Members in accordance with this Agreement and to amend Exhibit A in connection with such admission, substitution or withdrawal;

          (3) to reflect a change that is of an inconsequential nature and does not adversely affect the Non-Managing Members in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

          (4) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

          (5) to reflect such changes as are reasonably necessary for the Managing Member to maintain its status as a REIT or to satisfy the REIT Requirements; and

          (6) to modify, as set forth in the definition of "Capital Account," the manner in which Capital Accounts are computed.

The Managing Member will provide at least ten (10) days' notice to the Non-Managing Member Representative of any action to be taken under this Section 7.3.C before the action is taken.

     D. Notwithstanding Section 7.3.B and 7.3.C hereof, this Agreement shall not be amended with respect to any Member adversely affected, and no action may be taken by the Managing Member, without the Consent of such Member adversely affected if such amendment or action would (i) convert a Non-Managing Member's interest in the Company into a Managing Member's interest, (ii) modify the limited liability of a Non-Managing Member, (iii) alter rights of the Member to receive distributions pursuant to Article 5 or Section 13.2.A(4), or the allocations specified in Article 6 (except as permitted pursuant to Section 4.3 and Section 7.3.C(3) hereof), (iv) materially alter or modify the rights to an Exchange as set forth in Section 8.6, and related definitions hereof or (v) amend this Section 7.3.D. Further, no amendment may alter the restrictions on the Managing Member's authority set forth elsewhere in this Section 7.3 without the Consent specified in such section. Any such amendment or action consented to by any Member shall be effective as to that Member, notwithstanding the absence of such consent by any other Member.

     E. So long as the Initial Non-Managing Members own Non-Managing Member Units representing at least 3% of the aggregate number of LLC Units issued on the Effective Date, the Managing Member shall not, on behalf of the Company, take any of the following actions without the prior Consent of the Non-Managing
Members:
          (1) dissolve the Company for a period of five years from the Effective Date; or

          (2) except in connection with a tax-free transaction and except pursuant to the Option Agreement (as defined in the Contribution Agreement), sell, dispose, convey or otherwise transfer any of the real properties (including any personal property related thereto) which the Company acquired in connection with the transactions consummated pursuant to the Contribution Agreement (collectively, the "Real Properties") for a period of five years from the Effective Date.

     Section 7.4.   Compensation of the Managing Member

     The Managing Member shall not be compensated for its services as the manager of the Company. Distributions, payments and allocations to which the Managing Member may be entitled in its capacity as the Managing Member shall not constitute compensation for services rendered by the Managing Member as provided in this Agreement (including the provisions of Articles 5 and 6 hereof).


     Section 7.5.   Other Business of Managing Member

     The Managing Member shall devote to the Company such time as may be necessary for the performance of its duties as Managing Member, but the Managing Member is not required, and is not expected, to devote its full time to the performance of such duties. The Managing Member may engage independently or with others in other business ventures of every nature and description, including, without limitation, the ownership of other properties and the making or management of other investments. Nothing in this Agreement shall be deemed to prohibit the Managing Member or any Affiliate of the Managing Member from dealing, or otherwise engaging in business with, Persons transacting business with the Company, or from providing services related to the purchase, sale, financing, management, development or operation of real or personal property and receiving compensation therefor, not involving any rebate or reciprocal arrangement that would have the effect of circumventing any restriction set forth herein upon dealings with the Managing Member or any Affiliate of the Managing Member. Neither the Company nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Company, shall not be deemed wrongful or improper.

     Section 7.6.   Contracts with Affiliates

     Except as expressly permitted by this Agreement, neither the Managing Member nor any of its Affiliates, directly or indirectly, shall sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, the Company or engage in any other transaction with the Company, except upon terms determined by the Managing Member in good faith to be fair and reasonable and comparable to terms that could be obtained from an unaffiliated party in an arm's length transaction.

     Section 7.7.   Indemnification

     A. To the fullest extent permitted by applicable law, the Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company ("Actions") as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including, without limitation, any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Managing Member is hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this
Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, and any insurance proceeds from the liability policy covering the Managing Member and any Indemnitees, and neither the Managing Member nor any Non-Managing Member shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 7.7.

     B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Company as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Company of
(i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

     C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

     D. The Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     E. In no event may an Indemnitee subject any of the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

     F. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     G. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Company's liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     H. If and to the extent any reimbursements to the Managing Member pursuant to this Section 7.7 constitute gross income to the Managing Member (as opposed to the repayment of advances made by the Managing Member on behalf of the Company) such amounts shall constitute guaranteed payments within the meaning of Code Section 707(c), shall be treated consistently therewith by the Company and all Members, and shall not be treated as distributions for purposes of computing the Members' Capital Accounts.

     Section 7.8.   Liability of the Managing Member

     A. Notwithstanding anything to the contrary set forth in this Agreement, neither the Managing Member nor any of its directors or officers shall be liable or accountable in damages or otherwise to the Company, any Members or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the Managing Member or such director or officer acted in good faith.

     B. The Non-Managing Members and the Managing Member expressly acknowledge that the Managing Member is acting for the benefit of the Company, the Members and the Managing Member's shareholders collectively, that the Managing Member is under no obligation to give priority to the separate interests of the Members or the Managing Member's shareholders (including, without limitation, the tax consequences to Members, Assignees or the Managing Member's shareholders) in deciding whether to cause the Company to take (or decline to take) any actions and that the Managing Member shall not be liable to the Company or to any Member for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Non-Managing Members in connection with such decisions, provided that the Managing Member has acted in good faith and has not breached its express covenants set forth in this Agreement.

     C.   Subject to its obligations and duties as Managing Member set forth in
Section 7.1.A hereof, the Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents. The Managing Member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

     D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Managing Member's, and its officers' and directors', liability to the Company and the Non-Managing Members under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.10.  Other Matters Concerning the Managing Member

     A. The Managing Member may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

     B. The Managing Member may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the Managing Member reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     C. The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the Managing Member in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the Managing Member hereunder.

     D. Notwithstanding any other provisions of this Agreement or the Act, any action of the Managing Member on behalf of the Company or any decision of the Managing Member to refrain from acting on behalf of the Company undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Managing Member to continue to qualify as a REIT, (ii) for the Managing Member otherwise to satisfy the REIT Requirements or (iii) to allow the Managing Member to avoid incurring any liability for taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Non-Managing Members.

     Section 7.10.  Title to Company Assets

     Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively with other Members or Persons, shall have any ownership interest in such Company assets or any portion thereof. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.

     Section 7.11   Reliance by Third Parties

     Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Managing Member has full power and authority, without the consent or approval of any other Member or Person, to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any contracts on behalf of the Company, and take any and all actions on behalf of the Company, and such Person shall be entitled to deal with the Managing Member as if it were the Company's sole party in interest, both legally and beneficially. Each Non-Managing Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing Member in connection with any such dealing. In no event shall any Person dealing with the Managing Member or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the Managing Member or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

                                   ARTICLE 8.
                        RIGHTS AND OBLIGATIONS OF MEMBERS

     Section 8.1.   Limitation of Liability

     The Non-Managing Members shall have no liability under this Agreement except as expressly provided in this Agreement or under the Act.

     Section 8.2.   Managing of Business

     No Non-Managing Members or Assignee (other than the Managing Member, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Company's business transact any business in the Company's name or have the power to sign documents for or otherwise bind the Company. The transaction of any such business by the Managing Member, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Non-Managing Members or Assignees under this Agreement.

     Section 8.3.   Outside Activities of Members

     Subject to any agreements entered into by a Member or its Affiliates with the Managing Member, the Company or a Subsidiary (including, without limitation, any employment agreement), any Member and any Assignee, officer, director, employee, agent, trustee, Affiliate or shareholder of any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities that are in direct or indirect competition with the Company or that are enhanced by the activities of the Company. Neither the Company nor any Member shall have any rights by virtue of this Agreement in any business ventures of any Member or Assignee. Subject to such agreements, none of the Members nor any other Person shall have any rights by virtue of this Agreement or the relationship established hereby in any business ventures of any other Person (other than the Managing Member, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to any agreements entered into by a Member or its Affiliates with the Managing Member, the Company or a Subsidiary, to offer any interest in any such business ventures to the Company, any Member or any such other Person, even if such opportunity is of a character that, if presented to the Company, any Member or such other Person, could be taken by such Person.

     Section 8.4.   Return of Capital

     Except pursuant to the rights of Exchange set forth in Section 8.6 hereof, no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Company as provided herein. Except to the extent provided in Article 5, Article 6 and Article 13 hereof or otherwise expressly provided in this Agreement, no Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions or as to profits, losses, distributions or credits.

     Section 8.5.   Rights of Non-Managing Members Relating to the Company

     A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, each Non-Managing Member shall have the right, for a purpose reasonably related to such Non-Managing Member's Membership Interest in the Company, upon written demand and at such Non-Managing Member's own expense:

          (1) to obtain a copy of (i) the most recent annual and quarterly reports filed with the SEC by the Managing Member pursuant to the Exchange Act and (ii) each report or other written communication sent to the shareholders of the Managing Member;

          (2) to obtain a copy of the Company's federal, state and local income tax returns for each Fiscal Year;

          (3) to obtain a current list of the name and last known business, residence or mailing address of each Member;

          (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

          (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Member and that each Member has agreed to contribute in the future, and the date on which each became a Member.

     B. The Company shall notify any Non-Managing Member of the then current Adjustment Factor or any change made to the Adjustment Factor or to the REIT Shares Amount within 30 days following such change or adjustment.

     C. Notwithstanding any other provision of this Section 8.5, the Managing Member may keep confidential from the Non-Managing Members, for such period of time as the Managing Member determines in its sole and absolute discretion to be reasonable, any information that (i) the Managing Member believes to be in the nature of trade secrets or other information the disclosure of which the Managing Member in good faith believes is not in the best interests of the Company or could damage the Company or its business or (ii) the Company or the Managing Member is required by law or by agreements with unaffiliated third parties to keep confidential.

     Section 8.6.   Exchange Rights

     A. On or after the date one year after the Effective Date, each Non-Managing Member shall have the right (subject to the terms and conditions set forth herein) to require the Managing Member to acquire all or a portion of the Non-Managing Member Units held by such Non-Managing Member (such Non-Managing Member Units being hereafter called "Tendered Units") in exchange
(an "Exchange") for, at the election of and in the sole and absolute discretion of the Managing Member, either the Cash Amount or a number of REIT Shares equal to the REIT Shares Amount payable on the Specified Exchange Date. Any Exchange shall be exercised pursuant to a Notice of Exchange delivered to the Managing Member by the Non-Managing Member exercising the Exchange right (the "Tendering Party"). No Tendering Party shall be entitled to tender Non-Managing Member Units pursuant hereto for exchange on a Specified Exchange Date in an amount less than the lesser of (i) 1,000 Non-Managing Member Units, or (ii) all of the Non-Managing Member Units then owned by the Tendering Party. On the Specified Exchange Date, the Tendering Party shall sell the Tendered Units to the Managing Member in exchange for, at the election of and in the sole and absolute discretion of the Managing Member, either the Cash Amount or a number of REIT Shares equal to the REIT Shares Amount. In the event that on the LLC Distribution Date most recently preceding the Specified Exchange Date there shall have been a Preferred Return Shortfall remaining in respect of the Tendered Units following the payments made on such LLC Distribution Date pursuant to Section 5.1 hereof, the Managing Member shall pay the Tendering Party in cash on the Specified Exchange Date the amount of such Preferred Return Shortfall remaining on such LLC Distribution Date in respect of the Tendered Units. Any Tendered Units so acquired by the Managing Member pursuant to this
Section 8.6.A shall be held by the Managing Member as Non-Managing Member Units with all the rights and preferences relating thereto as provided in this Agreement. The Tendering Party shall submit (i) such information, certification or affidavit as the Managing Member may reasonably require in connection with the Ownership Limit and (ii) in the event the REIT Shares issuable upon such Exchange are not registered for resale by the Tendering Party under the Securities Act, such written representations, investment letters, legal opinions or other instruments necessary, in the Managing Member's view, to effect compliance with the Securities Act. If a Cash Amount is to be delivered upon the Exchange, the Cash Amount shall be delivered as a certified check payable to the Tendering Party or, in the Managing Member's sole discretion, in immediately available funds. If REIT Shares are to be delivered upon the Exchange, the REIT Shares Amount shall be delivered by the Managing Member as duly authorized, validly issued, fully paid and nonassessable REIT Shares (and, if applicable, Rights), free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and, in the event the REIT Shares issuable upon such Exchange are not registered for resale by the Tendering Party under the Securities Act, the Securities Act and relevant state securities or "blue sky" laws. The Tendering Party shall be deemed the owner of such REIT Shares and Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Exchange Date. REIT Shares issued upon an acquisition of the Tendered Units by the Managing Member pursuant to this Section 8.6.A may contain such legends regarding restrictions on transfer or ownership to protect the Managing Member's tax status as a REIT and in the event the REIT Shares issuable upon such Exchange are not registered for resale by the Tendering Party under the Securities Act, restrictions under the Securities Act and applicable state securities laws as the Managing Member in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

     B. Notwithstanding the provisions of Section 8.6.A hereof, no Non-Managing Member shall have any right to tender for Exchange (whether for the REIT Shares Amount or the Cash Amount) any Excess LLC Units held by such Non-Managing Member. The Managing Member shall have no obligation to acquire Excess LLC Units, whether for the REIT Shares Amount or the Cash Amount.

     C. Notwithstanding anything herein to the contrary, with respect to any Exchange pursuant to this Section 8.6 each Tendering Party shall continue to own all LLC Units subject to any Exchange, and be treated as a Member with respect to such LLC Units for all purposes of this Agreement, until such LLC Units are transferred to the Managing Member and paid for or exchanged on the Specified Exchange Date. Until a Specified Exchange Date and an acquisition of the Tendered Units by the Managing Member pursuant to Section 8.6.A hereof, the Tendering Party shall have no rights as a shareholder of the Managing Member with respect to the REIT Shares issuable in connection with such acquisition.

     D.   In connection with an exercise of Exchange rights pursuant to this
Section 8.6, the Tendering Party shall submit the following to the Managing Member, in addition to the Notice of Exchange:

          (1) A written affidavit, dated the same date as, and accompanying, the Notice of Exchange, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6), 856(h), 856(d)(2)(b) and 856(d)(5), of REIT Shares by (i) such Tendering Party and
     (ii) any Related Party and (b) representing that, after giving effect to the Exchange, neither the Tendering Party nor any Related Party will own REIT Shares in excess of the Ownership Limit;

          (2) A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Exchange on the Specified Exchange Date; and

          (3) An undertaking to certify, at and as a condition to the closing of the Exchange that either (a) the actual and constructive ownership of REIT Shares by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 8.6.D(1) or (b) after giving effect to the Exchange, neither the Tendering Party nor any Related Party shall own REIT Shares in violation of the Ownership Limit.

                                   ARTICLE 9.
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1.   Records and Accounting

     A. The Managing Member shall keep or cause to be kept at the principal office of the Company those records and documents required to be maintained by the Act and other books and records deemed by the Managing Member to be appropriate with respect to the Company's business, including, without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to
Section 9.3 hereof. Any records maintained by or on behalf of the Company in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

     B. The books of the Company shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the Managing Member determines to be necessary or appropriate.

     Section 9.2.   Fiscal Year

     The Fiscal Year of the Company shall be the calendar year.

     Section 9.3.   Reports

     As soon as practicable, but in no event later than 90 days after the close of each calendar quarter, the Managing Member shall cause to be mailed to each Member of record as of the last day of the calendar quarter, a copy of the general ledger of the Company covering the calendar quarter.

                                   ARTICLE 10.
                                   TAX MATTERS

     Section 10.1.  Preparation of Tax Returns

     The Managing Member shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by Members for federal and state income tax reporting purposes.

     Section 10.2.  Tax Elections

     Except as otherwise provided herein, the Managing Member shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, without limitation, the election under Section 754 of the Code. The Managing Member shall have the right to seek to revoke any such election (including, without limitation, any election under Code Sections
754) upon the Managing Member's determination in its sole and absolute discretion that such revocation is in the best interests of the Members.

     Section 10.3.  Tax Matters Partner

     A. The Managing Member shall be designated and shall operate as "Tax Matters Partner" (as defined in Code Section 6231), to oversee or handle matters relating to the taxation of the Company.

     B. The Member designated as "Tax Matters Partner" may make all elections for federal income and all other tax purposes (including, without limitation, pursuant to Code Section 754).

     C. Income tax returns of the Company shall be prepared by such certified public accountant(s) as the Managing Member shall retain at the expense of the Company.

     Section 10.4.  Organizational Expenses

     The Company shall elect to deduct expenses, if any, incurred by it in organizing the Company ratably over a 60-month period as provided in Code
Section 709.

                                   ARTICLE 11.
                            TRANSFERS AND WITHDRAWALS

     Section 11.1.  Transfer

     A. No part of the interest of a Member shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

     B. No Membership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Membership Interest not made in accordance with this Article 11 shall be null and void ab initio.

     Section 11.2.  Transfer of Managing Member's Membership Interest

     A. Except in connection with a transaction described in Section 11.2.B, the Managing Member shall not withdraw from the Company and shall not transfer all or any portion of its interest in the Company without the Consent of all of the Non-Managing Members, which may be given or withheld by each Non-Managing Member in its sole and absolute discretion. Upon any transfer of the Membership Interest of the Managing Member in accordance with the provisions of this
Section 11.2, the transferee shall become a Substitute Managing Member for all purposes herein, and shall be vested with the powers and rights of the transferor Managing Member, and shall be liable for all obligations and responsible for all duties of the Managing Member, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Membership Interest so acquired. It is a condition to any transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor Managing Member under this Agreement with respect to such transferred Membership Interest, and such transfer shall relieve the transferor Managing Member of its obligations under this Agreement accruing subsequent to the date of such transfer. In the event the Managing Member withdraws from the Company, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the Incapacity of the Managing Member, all of the remaining Members may elect to continue the Company business by selecting a Substitute Managing Member in accordance with the Act.

     B. The Managing Member shall not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of its outstanding equity interests (a "Termination Transaction"), unless either
(i) the Termination Transaction has been approved by the Consent of the Non-Managing Members or (ii) in connection with the Termination Transaction, all holders of LLC Units (other than the Managing Member) either will receive, or will have the right to elect to receive, for each LLC Unit an amount of cash, securities, or other property equal to the amount that would have been paid to the holder had the LLC Unit been Exchanged for REIT Shares pursuant to Section
8.6 hereof immediately prior to the consummation of the Termination Transaction; provided, however, that, if, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding REIT Shares, each Member shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such Member would have received had it exchanged its LLC Units for REIT Shares pursuant to Section 8.6 immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.

     Section 11.3.  Non-Managing Members' Rights to Transfer

     A. Right of First Refusal. If any Non-Managing Member proposes to Transfer all or any portion of its Membership Interest for consideration, it shall give notice thereof (the "Transfer Notice") to the Managing Member. The Transfer Notice shall include the name and identity of the prospective transferee, the date upon which such Transfer is to be consummated, which shall not be more than 180 days after the date of the Transfer Notice, and the price and terms on which the Non-Managing Member proposes to Transfer its Membership Interest. For a period of ten (10) Business Days following its receipt of the Transfer Notice, the Managing Member shall have an option to purchase the entire Membership Interest offered at the price and on the terms set forth in the Transfer Notice. The failure of the Managing Member to exercise its option shall constitute a waiver thereof by the Managing Member with respect to the transaction described in the Transfer Notice. Should the option be exercised by the Managing Member, the sale to the Managing Member shall be consummated on or before the later of (a) 30 days after the date on which the option was exercised or (b) the date specified in the Transfer Notice as the date upon which the proposed Transfer was to be consummated, for the price and on the terms set forth in the Transfer Notice, and the transferring Non-Managing Member shall execute and deliver all documents necessary to effectuate the Transfer of the Membership Interest to the Managing Member. Should the option not be exercised by the Managing Member, the Non-Managing Member may transfer the Membership interested so offered, on or before the date specified in the Transfer Notice, for the price, on the terms and to the transferee specified in the Transfer Notice, subject to the limitations and provisions set forth in this Article 11. Should such a Transfer not be timely consummated as aforesaid, then the Membership Interest shall again become subject to the foregoing right of first refusal. If the right of first refusal described in this Section 11.3.A is exercised by the Managing Member, then the costs of the transaction, including without limitation recording fees, escrow costs and attorneys' fees reasonably incurred by the Company in connection with the Transfer, shall be shared equally by the Managing Member and the transferring Non-Managing Member. If the transferring Non-Managing Manager transfers its Membership Interest to a purchaser other than the Managing Member, all costs of the transaction shall be borne by the transferring Non-Managing Member. The transferring Non-Managing Manager shall deliver all appropriate transfer documents, which shall be in form and content satisfactory to the Managing Member.

     B. Conditions to Transfer. It is a condition to any Transfer otherwise permitted hereunder that the transferee assume by operation of law or express agreement all of the obligations of the transferor Member under this Agreement with respect to such Transferred Membership Interest. Notwithstanding the foregoing, any transferee of any Transferred Membership Interest shall be subject to the Ownership Limits and any and all ownership limitations contained in the Charter. Any transferee, whether or not admitted as a Substituted Member, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Member, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

     C. Incapacity. If a Non-Managing Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Non-Managing Member's estate shall have all the rights of a Non-Managing Member, but not more rights than those enjoyed by other Non-Managing Members, for the purpose of settling or managing the estate, and such power as the Incapacitated Non-Managing Member possessed to Transfer all or any part of its interest in the Company. The Incapacity of a Non-Managing Member, in and of itself, shall not dissolve or terminate the Company.

     D. Opinion of Counsel. In connection with any Transfer of a Membership Interest, the Managing Member shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Company or the Membership Interests Transferred. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Company or the LLC Units, the Managing Member may prohibit any Transfer by a Member of Membership Interests otherwise permitted under this Section 11.3.
     E. Adverse Tax Consequences. No Transfer by a Member of its Membership Interests (excluding any Exchange pursuant to Section 8.6) may be made to any Person if (i) in the opinion of legal counsel for the Company, it could result in the Company being treated as an association taxable as a corporation for federal income tax or for state income or franchise tax purposes, (ii) in the opinion of legal counsel for the Company, it could adversely affect the ability of the Managing Member to continue to qualify as a REIT or could subject the Managing Member to any additional taxes under Code Section 857 or Code Section 4981 or (iii) such Transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Code Section 7704 (as determined in the sole discretion of the Managing Member).

     F. Transfers to Lenders. No Transfer of any LLC Units may be made to a lender to the Company or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Company whose loan constitutes a Nonrecourse Liability, without the consent of the Managing Member, in its sole and absolute discretion; provided that, as a condition to such consent, the lender will be required to enter into an arrangement with the Company and the Managing Member to redeem or exchange for the REIT Shares Amount any LLC Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a member in the Company for purposes of allocating liabilities to such lender under Code Section 752.

     G. Pledge of Non-Managing Member Units. A Non-Managing Member shall be entitled to pledge the Non-Managing Member Units owned by him or it to a lender as security for a loan made by the lender to the Non-Managing Member. Subject to compliance with the Ownership Limit and Section 11.3.F hereof, the Non-Managing Member Units so pledged may be Transferred to the lender, and the lender, at its option, shall become a Substituted Member in respect of the Non-Managing Member Units so Transferred to it, upon foreclosure of the pledge or other exercise of the rights of the lender as a secured party so long as the lender represents to the Company and the Managing Member, in form and substance satisfactory to the Managing Member in its reasonable discretion, that it is an accredited investor within the meaning of Regulation D under the Securities Act and that it is acquiring its interest in the Non-Managing Member Units for investment only and not with a view to the distribution of the Non-Managing Member Units in violation of the Securities Act.

     H. Distribution of Non-Managing Member Units Upon Dissolution of Cambridge Medical Center of San Diego, LLC. Cambridge Medical Center of San Diego, LLC, a Non-Managing Member, shall be entitled to Transfer Non-Managing Member Units held by it upon its dissolution and liquidation so long as each party so receiving Non-Managing Member Units represents to the Company, in form and substance satisfactory to the Managing Member in its reasonable discretion, that it, he or she (i) is an "accredited investor" within the meaning of Regulation D under the Securities Act, and (ii) is acquiring the Non-Managing Member Units for investment only and not with a view to the distribution of the Non-Managing Member Units in violation of the Securities Act.


     Section 11.4.  Substituted Members

     A. No Member shall have the right to substitute a transferee (including any transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Member in its place. The Managing Member shall, however, have the right to consent to the admission of a transferee of the interest of a Member pursuant to this Section 11.4 as a Substituted Member, which consent may be given or withheld by the Managing Member in its sole and absolute discretion. The Managing Member's failure or refusal to permit a transferee of any such interests to become a Substituted Member shall not give rise to any cause of action against the Company or any Member.

     B. A transferee who has been admitted as a Substituted Member in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement. The admission of any transferee as a Substituted Member shall be subject to the transferee executing and delivering to the Company an acceptance of all of the terms and conditions of this Agreement (including without limitation, the provisions of Section 2.4 and such other documents or instruments as may be required to effect the admission).

     C. Upon the admission of a Substituted Member, the Managing Member shall amend Exhibit A to reflect the name, address, Capital Account, number of LLC Units and Percentage Interest of such Substituted Member and to eliminate or adjust, if necessary, the name, address, Capital Account, number of LLC Units and Percentage Interest of the predecessor of such Substituted Member (and any other Member, as necessary).

     Section 11.5.  Assignees

     If the Managing Member, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 hereof as a Substituted Member, as described in Section 11.4 hereof, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited liability company interest under the Act, including the right to receive distributions from the Company and the share of Net Income, Net Loss and other items of income, gain, loss, deduction and credit of the Company attributable to the LLC Units assigned to such transferee, the rights to Transfer the LLC Units provided in this Article 11, and the right of Exchange provided in Section 8.6, but shall not be deemed to be a Member of LLC Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent or vote with respect to such LLC Units on any matter presented to the Members for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Member). In the event that any such transferee desires to make a further assignment of any such LLC Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Members desiring to make an assignment of LLC Units. The Managing Member shall have no liability under any circumstance with respect to any Assignee as to which it does not have notice.

Section 11.6.  General Provisions

     A. No Non-Managing Member may withdraw from the Company other than (i) as a result of a permitted Transfer of all of such Non-Managing Member's LLC Units in accordance with this Article 11 and the transferee(s) of such LLC Units being admitting to the Company as a Substituted Member or (ii) pursuant to an Exchange by the Non-Managing Member of all of its LLC Units under Section 8.6 hereof.

     B.   Any Member who shall Transfer all of its LLC Units in a Transfer
(i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Member or (ii) pursuant to the exercise of its rights to effect an Exchange of all of its LLC Units under Section 8.6 hereof, shall cease to be a Member.

     C. Transfers pursuant to this Article 11 (other than pledges pursuant to Section 11.3.G Transfers upon dissolution pursuant to Section 11.3.H) may only be made on the first day of a fiscal quarter of the Company, unless the Managing Member otherwise agrees.

     D. All distributions of Available Cash attributable to an LLC Unit with respect to which the LLC Record Date is before the date of a Transfer or an Exchange of the LLC Unit shall be made to the transferor Member and all distributions of Available Cash thereafter attributable to such LLC Unit shall be made to the transferee Member.

     E. Notwithstanding anything to the contrary set forth herein, in addition to any other restrictions on Transfer herein contained, in no event may any Transfer or assignment of a Membership Interest by any Member (including any Exchange or any other acquisition of LLC Units by the Company) be made:

          (a) to any person or entity who lacks the legal right, power or capacity to own a Membership Interest;

          (b)  in violation of applicable law;

          (c) if such Transfer would, in the opinion of counsel to the Company or the Managing Member, cause an increased tax liability to any other Member or Assignee as a result of the termination of the Company, in either case for federal or state income or franchise tax purposes (except as a result of the Exchange of all LLC Units held by all Members);

          (d) if such Transfer could, in the opinion of legal counsel to the Company, cause the Company either (i) to cease to be classified as a partnership or (ii) to be classified as a publicly traded partnership treated as a corporation, in either case for federal or state income tax purposes (except as a result of the Exchange of all LLC Units held by all Members);

          (e) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in ERISA Section 3(14)) or a "disqualified person" (as defined in Code Section 4975(c));

          (f) if such Transfer would, in the opinion of legal counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101;

          (g) if such Transfer causes the Company (as opposed to the Managing Member) to become a reporting company under the Exchange Act;

          (h) if such Transfer subjects the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; or

          (i) without the consent of the Managing Member, which may be given or withheld in its sole discretion, if such Transfer would result in the Company having more than 100 Members (including as Members those persons indirectly owning an interest in the Company through a partnership, limited liability company, S corporation or grantor trust (such entity, a "flow through entity"), but only if substantially all of the value of such person's interest in the flow through entity is attributable to the flow through entity's interest (direct or indirect) in the Company).

                                   ARTICLE 12.
                              ADMISSION OF MEMBERS

     Section 12.1.  Admission of Successor Managing Member

     A successor to all of the Managing Member's Membership Interest pursuant to
Section 11.2 hereof who is proposed to be admitted as a successor Managing Member shall be admitted to the Company as the Managing Member, effective immediately upon such Transfer. Any such successor shall carry on the business of the Company without dissolution. In each case, the admission shall be subject to the successor Managing Member executing and delivering to the Company an acceptance of all of the terms, conditions and applicable obligations of this Agreement and such other documents or instruments as may be required to effect the admission.

     Section 12.2.  Amendment of Agreement and Certificate

     For the admission to the Company of any Member, the Managing Member shall take all steps necessary and appropriate under the Act to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

     Section 12.3.  Limitation on Admission of Substituted Members

     No Person shall be admitted to the Company as a Substituted Member if, in the opinion of legal counsel for the Company, it would result in the Company being treated as a corporation for federal income tax purposes or otherwise cause the Company to become a reporting company under the Exchange Act.

                                   ARTICLE 13.
                    DISSOLUTION, LIQUIDATION AND TERMINATION

     Section 13.1.  Dissolution

     The Company shall not be dissolved by the admission of Substituted Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement. Upon the withdrawal of the Managing Member, any successor Managing Member shall continue the business of the Company without dissolution. However, the Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a "Liquidating Event"):

     A. the expiration of its term as provided in Section 2.5 hereof, in which case the Managing Member shall have the right to purchase any outstanding Non-Managing Member Units and any of the Company's Properties at their fair market value at such time;

     B. an event of withdrawal of the Managing Member, as defined in the Act (other than an event of bankruptcy), unless, within 90 days after the withdrawal, a Majority of Remaining Members agree in writing to continue the business of the Company and to the appointment, effective as of the date of withdrawal, of a substitute Managing Member;

     C. subject to the provisions of Section 7.3.E hereof, an election to dissolve the Company made by the Managing Member;

     D. entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act;

     E. the sale of all or substantially all of the assets and properties of the Company;

     F. a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the Managing Member is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the Managing Member, in each case under any Bankruptcy Law as now or hereafter in effect, unless prior to or within ninety days after the entry of such order or judgment a Majority of Remaining Members Consent in writing to continue the business of the Company and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute Managing Member;

     G. the Incapacity of the Managing Member, unless prior to or within 90 days after such Incapacity a Majority of Remaining Members agree in writing to continue the business of the Company and to the appointment, effective as of a date prior to the date of such Incapacity, of a substitute Managing Member; or

     H. the Exchange of all LLC Units (other than those held by the Managing Member).

     Section 13.2.  Winding Up

     A. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members. After the occurrence of a Liquidating Event, no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs. The Managing Member (or, in the event that there is no remaining Managing Member, any Person elected by a Majority in Interest of the Non-Managing Members (the Managing Member or such other Person being referred to herein as the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company's liabilities and property, and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Managing Member, include shares of stock in the Managing Member) shall be applied and distributed in the following order:

          (1) First, to the satisfaction of all of the Company's debts and liabilities to creditors other than the Members and their Assignees (whether by payment or the making of reasonable provision for payment thereof);

          (2) Second, to the satisfaction of all of the Company's debts and liabilities to the Managing Member incurred with the consent of the Non-Managing Members (whether by payment or the making of reasonable provision for payment thereof), and to the satisfaction of all of the Company's debts and liabilities to the other Members and any Assignees with the consent of the Managing Member (whether by payment or the making of reasonable provision for payment thereof), pro rata based upon the amount of the debts and liabilities owing to the respective Managing Member, other Member and Assignee; and

          (3) The balance, if any, to the Members in accordance with and proportion to their positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods, including allocation made pursuant to Section 6.2.C to reflect Intended Liquidating Distributions.

The Managing Member shall not receive any additional compensation for any services performed pursuant to this Article 13.

     B. Notwithstanding the provisions of Section 13.2.A hereof that require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company's assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) and/or distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of
Section 13.2.A hereof, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     C. In the event that the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b) (2)(ii)(g), distributions shall be made pursuant to this Article 13 to the Members and Assignees that have positive Capital Accounts in compliance with Regulations Section 1.704-1(b) (2)(ii)(b) (2) to the extent of, and in proportion to, their positive Capital Account balances. If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the sole and absolute discretion of the Managing Member or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article 13 may be withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld or escrowed amounts shall be distributed to the Members in the manner and order of priority set forth in Section 13.2.A hereof as soon as practicable.

     Section 13.3.  Deemed Distribution and Recontribution

     Notwithstanding any other provision of this Article 13, in the event that the Company is liquidated within the meaning of Regulations Section 1.704-
1(b) (2)(ii)(g), but no Liquidating Event has occurred, the Company's Property shall not be liquidated, the Company's liabilities shall not be paid or discharged and the Company's affairs shall not be wound up. Instead, for federal and state income tax purposes, the Company shall be deemed to have distributed its assets in kind to the Members, who shall be deemed to have assumed and taken such assets subject to all Company liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the Members shall be deemed to have recontributed the Company assets in kind to the Company, which shall be deemed to have assumed and taken such assets subject to all such liabilities.

     Section 13.4.  Rights of Members

     Except as otherwise provided in this Agreement, (a) each Member shall look solely to the assets of the Company for the return of its Capital Contribution,
(b) no Member shall have the right or power to demand or receive property other than cash from the Company and (c) except as provided in this Agreement, no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.


     Section 13.5.  Notice of Dissolution

     In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Members pursuant to Section 13.1 hereof, result in a dissolution of the Company, the Managing Member shall, within 30 days thereafter, provide written notice thereof to each of the Members and, in the Managing Member's sole and absolute discretion or as required by the Act, to all other parties with whom the Company regularly conducts business (as determined in the sole and absolute discretion of the Managing Member), and the Managing Member may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conduct business (as determined in the sole and absolute discretion of the Managing Member).

     Section 13.6.  Cancellation of Certificate

     Upon the completion of the liquidation of the Company cash and property as provided in Section 13.2 hereof, the Company shall be terminated and the Certificate and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Company shall be taken.

     Section 13.7.  Reasonable Time for Winding-Up
     A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Members during the period of liquidation.

     Section 13.8.  Liability of Liquidator
     The Liquidator shall be indemnified and held harmless by the Company from and against any and all claims, liabilities, costs, damages, and causes of action of any nature whatsoever arising out of or incidental to the Liquidator's taking of any action authorized under or within the scope of this Agreement; provided, however, that the Liquidator shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arises out of (i) a matter entirely unrelated to the Liquidator's action or conduct pursuant to the provisions of this Agreement or
(ii) the proven willful misconduct or gross negligence of the Liquidator.

                                   ARTICLE 14.
                       PROCEDURES FOR ACTIONS AND CONSENTS
                        OF MEMBERS; AMENDMENTS; MEETINGS


     Section 14.1.  Procedures for Actions and Consents of Members

     The actions requiring consent or approval of Non-Managing Members pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.

     Section 14.2.  Amendments

     Amendments to this Agreement consistent with the terms of this Agreement may be proposed by the Managing Member or by a Majority in Interest of the Non-Managing Members. Following such proposal, the Managing Member shall submit any proposed amendment to the Members. The Managing Member shall seek the written Consent of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that the Managing Member may deem appropriate. The affirmative vote or consent, as applicable, of the holders of a majority of the outstanding LLC Units is required for the approval of a proposed amendment. For purposes of obtaining a written consent, the Managing Member may require a response within a reasonable specified time, but not less than 15 days, and failure to respond in such time period shall constitute a consent that is consistent with the Managing Member's recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite consents are received even if prior to such specified time.

     Section 14.3.  Meetings of the Members

     A. Meetings of the Members may be called by the Managing Member and shall be called upon the receipt by the Managing Member of a written request by a Majority in Interest of the Non-Managing Members. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than seven days nor more than 30 days prior to the date of such meeting. The meeting shall be held at the headquarters office of the Managing Member or at such other location as may be designated by the Managing Member. Members may vote in person or by proxy at such meeting. Whenever the vote or Consent of Members is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Members or may be given in accordance with the procedure prescribed in Section 14.3.B hereof.

     B. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written consent setting forth the action so taken is signed by Members holding a majority of the LLC Units (or such other percentage as is expressly required by this Agreement for the action in question). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of Members holding a majority of the LLC Units (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the Managing Member. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

     C. Each Member may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Company's receipt of written notice of such revocation from the Member executing such proxy.

     D. Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Members may be conducted in the same manner as meetings of the Managing Member's shareholders and may be held at the same time as, and as part of, the meetings of the Managing Member's shareholders.

                                   ARTICLE 15.
                               GENERAL PROVISIONS


     Section 15.1.  Addresses and Notice

     Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service) (i) in the case of a Member, to that Member at the address set forth in Exhibit A or such other address of which the Member shall notify the Managing Member in writing and (ii) in the case of an Assignee, to the address of which such Assignee shall notify the Managing Member in writing.

     Section 15.2.  Titles and Captions

     All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" or "Sections" are to Articles and Sections of this Agreement.

     Section 15.3.  Pronouns and Plurals

     Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     Section 15.4.  Further Action

     The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     Section 15.5.  Binding Effect

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     Section 15.6.  Creditors

     Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

     Section 15.7.  Waiver

     No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     Section 15.8.  Counterparts

     This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

     Section 15.9.  Applicable Law

     This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

     Section 15.10. Entire Agreement

     This Agreement, the Contribution Agreement and the other agreements executed on the Effective Date as provided in the Contribution Agreement contain all of the understandings and agreements between and among the Members with respect to the subject matter of this Agreement and the rights, interests and obligations of the Members with respect to the Company.

     Section 15.11  Invalidity of Provisions

     If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     Section 15.12. Limitation to Preserve REIT Status
Notwithstanding anything else to the contrary in this Agreement, to the extent that any amount paid or credited to the Managing Member or its officers, directors, employees or agents pursuant to Section 7.7 would constitute gross income to the Managing Member for purposes of Sections 856(c)(2) or 856(c)(3) of the Code (a "Managing Member Payment") then, notwithstanding any other provision of this Agreement, the amount of such Managing Member Payments for any fiscal year shall not exceed the lesser of:

          (i) an amount equal to the excess, if any, of (a) 4.17% of the Managing Member's total gross income (but not including the amount of any Managing Member Payments) for the fiscal year which is described in subsections (a) through (H) of Section 856(c)(2) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the Managing Member from sources other than those described in subsections (a) through (H) of Section 856(c)(2) of the Code (but not including the amount of any Managing Member Payments); or

          (ii) an amount equal to the excess, if any, of (a) 25% of the Managing Member's total gross income (but not including the amount of any Managing Member Payments) for the fiscal year which is described in subsections
     (a) through (i) of Section 856(c)(3) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code) derived by the Managing Member from sources other than those described in subsections (a) through (i) of Section 856(c)(3) of the Code (but not including the amount of any Managing Member Payments);

provided, however, that Managing Member Payments in excess of the amounts set forth in subparagraphs (i) and (ii) above may be made if the Managing Member, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the Managing Member's ability to qualify as a REIT. To the extent Managing Member Payments may not be made in a year due to the foregoing limitations, such Managing Member Payments shall carry over and be treated as arising in the following year; provided, however, that such amounts shall not carry over for more than five years, and if not paid within such five year period, shall expire; provided, further, that (a) as Managing Member Payments are made, such payments shall be applied first to carry over amounts outstanding, if any and (b) with respect to carry over amounts for more than one Fiscal Year, such payments shall be applied to the earliest Fiscal Year first.

     Section 15.13. No Partition

     No Member nor any successor-in-interest to a Member shall have the right while this Agreement remains in effect to have any property of the Company partitioned, or to file a complaint or institute to any proceeding at law or in equity to have such property of the Company partitioned, and each Member, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Members that the rights of the parties hereto and their successors-in-interest to Company property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Members and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

     Section 15.14. Non-Managing Member Representative

     A. All actions taken by the Non-Managing Member Representative pursuant to those provisions of this Agreement which authorize the Non-Managing Member Representative to so act shall be binding upon all Non-Managing Members as if they had individually taken such action and each Non-Managing Member, by entering into or agreeing to be bound by the provisions of this Agreement, authorize the Non-Managing Member Representative to take such actions on his, her or its behalf and agree that the actions so taken shall be binding upon him, her or it to the same extent as if he, she or it had taken the action directly.

     B. The holders of a majority of the outstanding Non-Managing Members Units shall be entitled to replace the Non-Managing Member Representative by delivering to the Managing Member a written notice signed by the holders of a majority of the outstanding Non-Managing Members Units stating (i) that the notice is being provided to the Managing Member pursuant to this Section 15.14.B, (ii) that the Members signing the notice own of record on the books of the Company a majority of the outstanding Non-Managing Members Units, (iii) that the Members signing the notice desire to replace the person then serving as the Non-Managing Member Representative with the person named in the notice, and
(iv) specifying the date on which the appointment of the named individual to replace the then serving Non-Managing Member Representative shall be effective (which shall be a date not earlier than the fourteenth day after the date on which the notice shall have been delivered to the Managing Member). The appointment of the new Non-Managing Member Representative specified in the notice shall be effective on the date specified in the notice and upon effectiveness, the individual previously serving as the Non-Managing Member Representative shall cease to be entitled to act in that capacity under this Agreement.

[Signatures appear on following page]
IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first written above.

          MANAGING MEMBER:
          HEALTH CARE PROPERTY INVESTORS, INC.,
          a Maryland corporation


               By:
               Name:
               Title:

          NON-MANAGING MEMBERS:

          CAMBRIDGE MEDICAL CENTER OF SAN DIEGO, LLC, a California limited company

          By:  8008 Frost, Inc., its Managing Member


          By:
          Name:     Jean-Claude Saada
          Title:    President



                                    EXHIBIT A

                         MEMBERS' CAPITAL CONTRIBUTIONS


                                                            Gross Asset      Less Debt                          Non-
                                                            Value of         Assumed or          Managing       Managing
                                        Cash                Contributed      Taken Subject       Member         Member
Name of Member                          Contributions       Property         to by Company       Units          Units
----------------------------------------------------------------------------------------------------------------------------
Managing Member                         $40,500,000                                                 1,048,951
  Health Care Property Investors, Inc.

Non Managing Members
  Cambridge Medical Center of
    San Diego, LLC                                          $47,000,000       $40,500,000                          168,350



     Totals                             $40,500,000         $47,000,000       $40,500,000         1,048,951        168,350


                                    EXHIBIT B
                               NOTICE OF EXCHANGE

To:  Health Care Property Investors, Inc.
     4675 MacArthur Court, Suite 900
     Newport Beach, California 92660

The undersigned Member or Assignee hereby irrevocably tenders for Exchange ___________ LLC Units in Cambridge Medical Properties, LLC in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of Cambridge Medical Properties, LLC, dated as of November ___, 1997 (the "Agreement"), and the Exchange rights referred to therein. The undersigned Member or Assignee:
     (a) undertakes (i) to surrender such LLC Units and any certificate therefor at the closing of the Exchange and (ii) to furnish to the Managing Member, prior to the Specified Exchange Date, the documentation, instruments and information required under Section 8.6.D of the Agreement;
     (b)  directs that, at the sole discretion of the Managing Member, either
(i) a certified check representing the Cash Amount deliverable upon closing of the Exchange be delivered to the address specified below or (ii) a certificate(s) representing the REIT Shares deliverable upon the closing of such Exchange be delivered to the address specified below;
     (c) represents, warrants, certifies and agrees that: (1) the undersigned Member or Assignee has, and at the closing of the Exchange will have, good, marketable and unencumbered title to such LLC Units, free and clear of the rights or interests of any other person or entity, (2) the undersigned Member or Assignee has, and at the closing of the Exchange will have, the full right, power and authority to tender and surrender such LLC Units as provided herein,
(3) the undersigned Member or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender, and (4) such Exchange is in compliance with the provisions of Section 8.6 of the Agreement; and
     (d) acknowledges that it will continue to own such LLC Units until and unless such Exchange transaction closes.
All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated:
          ---------------------------------

          Name of Member or Assignee:


          ---------------------------------
          (Signature of Member or Assignee)


          ----------------------------------
          (Street Address)


          ----------------------------------
          (City)    (State)   (Zip)



Signature Guaranteed by:



Issue REIT Shares in the name of:       -------------------------

Please insert social security or identifying number:   ---------------------

                                        EXHIBIT C

                           Agreed Values of Real Properties


Property/               Rentable            Initial Agreed
Property Type         Square Feet             Upon Values
-----------------     -----------           --------------
7910 Frost Street        20,355               $ 3,550,000
7920 Frost Street        24,820                 3,950,000
7930 Frost Street        36,199                 7,500,000
8008 Frost Street        46,438                11,100,000
8010 Frost Street        85,648                20,900,000
                      -----------           -------------
TOTAL                   213,460               $47,000,000
                      ===========           =============

                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT


                                       OF


                        CAMBRIDGE MEDICAL PROPERTIES, LLC


                      a Delaware limited liability company









                          Dated as of November 21, 1997








                             TABLE OF CONTENTS

                                                                    Page
                                                                   ------

ARTICLE 1. DEFINED TERMS                                              1
ARTICLE 2. ORGANIZATIONAL MATTERS                                     17
Section 2.1. Formation                                                17
Section 2.2. Name                                                     18
Section 2.3. Registered Office and Agent; Principal Place of
               Business; Other Places of Business                     18
Section 2.4. [Intentionally Deleted]                                  18
Section 2.5. Term                                                     18
ARTICLE 3. PURPOSE                                                    19
Section 3.1. Purpose and Business                                     19
Section 3.2. Powers                                                   19
Section 3.3. Specified Purposes                                       19
Section 3.4. Representations and Warranties by the Members;
               Disclaimer of Certain Representations                  19
ARTICLE 4. CAPITAL CONTRIBUTIONS                                      22
Section 4.1. Capital Contributions of the Initial Members             22
Section 4.2. Loans by Third Parties                                   22
Section 4.3. Additional Capital Contributions                         22
Section 4.4. No Interest; No Return                                   23
ARTICLE 5. DISTRIBUTIONS                                              23
Section 5.1. Requirement and Characterization of Distributions        23
Section 5.2. Distributions in Kind                                    23
Section 5.3. Amounts Withheld                                         23
Section 5.4. Distributions Upon Liquidation                           24
Section 5.5. Restricted Distributions                                 24
Section 5.6. Distributions of Proceeds from Sale of Real
               Properties and Refinancing Debt                        24
Section 5.7. Offset                                                   25
ARTICLE 6. ALLOCATIONS                                                25
Section 6.1. Timing and Amount of Allocations of Net Income
               and Net Loss                                           25
Section 6.2. General Allocations                                      27
Section 6.3. Additional Allocation Provisions                         28
Section 6.4. Tax Allocations                                          29
Section 6.5. Other Provisions                                         30
Section 6.6. Amendments to Allocation to Reflect Issuance
               of Additional Membership Interests                     29
ARTICLE 7. MANAGEMENT AND OPERATIONS OF BUSINESS                      30
Section 7.1. Management                                               30
Section 7.2. Certificate of Formation                                 33
Section 7.3. Restrictions on Managing Member's Authority              34
Section 7.4. Compensation of the Managing Member                      35
Section 7.5. Other Business of Managing Member                        36
Section 7.6. Contracts with Affiliates                                36
Section 7.7. Indemnification                                          36
Section 7.8. Liability of the Managing Member                         37
Section 7.9. Other Matters Concerning the Managing Member             37
Section 7.10. Title to Company Assets                                 37
Section 7.11. Reliance by Third Parties                               37
ARTICLE 8. RIGHTS AND OBLIGATIONS OF MEMBERS                          37
Section 8.1. Limitation of Liability                                  37
Section 8.2. Managing of Business                                     37
Section 8.3. Outside Activities of Members                            37
Section 8.4. Return of Capital                                        37
Section 8.5. Rights of Non-Managing Members Relating to the Company   37
Section 8.6. Exchange Rights                                          37
ARTICLE 9. BOOKS, RECORDS, ACCOUNTING AND REPORTS                     37
Section 9.1. Records and Accounting                                   37
Section 9.2. Fiscal Year                                              37
Section 9.3. Reports                                                  37
ARTICLE 10. TAX MATTERS                                               37
Section 10.1. Preparation of Tax Returns                              37
Section 10.2. Tax Elections                                           37
Section 10.3. Tax Matters Partner                                     37
Section 10.4. Organizational Expenses                                 37
ARTICLE 11. TRANSFERS AND WITHDRAWALS                                 37
Section 11.1. Transfer                                                37
Section 11.2. Transfer of Managing Member's Membership Interest       37
Section 11.3. Non-Managing Members' Rights to Transfer                37
Section 11.4. Substituted Members                                     37
Section 11.5. Assignees                                               37
Section 11.6. General Provisions                                      37
ARTICLE 12. ADMISSION OF MEMBERS                                      37
Section 12.1. Admission of Successor Managing Member                  37
Section 12.2. Amendment of Agreement and Certificate                  37
Section 12.3. Limitation on Admission of Substituted Members          37
ARTICLE 13. DISSOLUTION, LIQUIDATION AND TERMINATION                  37
Section 13.1. Dissolution                                             37
Section 13.2. Winding Up                                              37
Section 13.3. Deemed Distribution and Recontribution                  37
Section 13.4. Rights of Members                                       37
Section 13.5. Notice of Dissolution                                   37
Section 13.6. Cancellation of Certificate                             37
Section 13.7. Reasonable Time for Winding-Up                          37
Section 13.8. Liability of Liquidator                                 37
ARTICLE 14. PROCEDURES FOR ACTIONS AND CONSENTS OF MEMBERS;
                         AMENDMENTS; MEETINGS                         37
Section 14.1. Procedures for Actions and Consents of Members          37
Section 14.2. Amendments                                              37
Section 14.3. Meetings of the Members                                 37
ARTICLE 15. GENERAL PROVISIONS                                        37
Section 15.1. Addresses and Notice                                    37
Section 15.2. Titles and Captions                                     37
Section 15.3. Pronouns and Plurals                                    37
Section 15.4. Further Action                                          37
Section 15.5. Binding Effect                                          37
Section 15.6. Creditors                                               37
Section 15.7. Waiver                                                  37
Section 15.8. Counterparts                                            37
Section 15.9. Applicable Law                                          37
Section 15.10. Entire Agreement                                       37
Section 15.11. Invalidity of Provisions                               37
Section 15.12. Limitation to Preserve REIT Status                     37
Section 15.13. No Partition                                           37
Section 15.14. Non-Managing Member Representative                     37

Exhibit A Member Information                                          A-1
Exhibit B Notice of Exchange                                          B-1
Exhibit C Agreed Values of Real Properties                            C-1
Exhibit C-1    Allocations                                            C-1-1
Exhibit D Distribution Illustrations                                  D-1